As filed with the Securities and Exchange Commission on April 2, 2024

Registration Statement No. 333-277214

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FITELL CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	3949	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

23-25 Mangrove Lane

Taren Point, NSW 2229

Australia

+612 95245266

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Mark E. Crone, Esq.

Liang Shih, Esq.

Johnathan Nixon, Esq.

The Crone Law Group, P.C.

420 Lexington Ave, Suite 2446

New York, NY 10170

Tel: 646.861.7891

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the United States Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED APRIL 2, 2024

Up to ___ Ordinary Shares

Pre-Funded Warrants to Purchase up to ___ Ordinary Shares

Ordinary Share Warrants to Purchase up to ___Ordinary Shares

Placement Agent Warrants to Purchase up to ___Ordinary Shares

Ordinary Shares Underlying the Pre-Funded Warrants, the Ordinary Share Warrants and the

Placement Agent Warrants

FITELL CORPORATION

Fitell Corporation, a Cayman Islands company (together with its subsidiaries, “Fitell,” “us,” “our,” “we,” or the “Company”), is offering on a reasonable best efforts basis up to                   of our ordinary shares, $0.0001 par value per share (“Ordinary Shares”), and Ordinary Share purchase warrants (the “ordinary share warrants”) at an assumed combined public offering price of $                   per Ordinary Share and accompanying ordinary share warrant, which represents the last reported sale price of our Ordinary Shares on the Nasdaq Capital Market (“Nasdaq”) on                  , 2024. Each ordinary share warrant is exercisable for one Ordinary Share, has an exercise price of $            per share, will be immediately exercisable upon issuance and will expire              years from the date of issuance. The Ordinary Shares and the pre-funded warrants (as defined below), as the case may be, and the ordinary share warrants are immediately separable and will be issued separately but must be purchased together in this offering. All of the Ordinary Shares and the ordinary share warrants included in this offering are being sold by us. The combined public offering price per Ordinary Share (or pre-funded warrant) and accompanying ordinary share warrant will be fixed for the duration of this offering.

We are also offering to those purchasers, if any, whose purchase of Ordinary Shares in this offering would otherwise result in any such purchaser, together with its affiliates, beneficially owning more than 4.99% (or, at the election of such purchaser, 9.99%) of our outstanding Ordinary Shares immediately following the consummation of this offering, the opportunity to purchase pre-funded warrants (the “pre-funded warrants”) in lieu of Ordinary Shares that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of such purchaser, 9.99%) of our outstanding Ordinary Shares. The combined purchase price for each pre-funded warrant and accompanying ordinary share warrant will equal the combined public offering price for the Ordinary Share and accompanying ordinary share warrant in this offering less the $0.0001 per share exercise price of each such pre-funded warrant. Each pre-funded warrant will be exercisable upon issuance and may be exercised at any time until exercised in full. For each pre-funded warrant we sell, the number of Ordinary Shares we are offering will be decreased on a one-for-one basis. The combined public offering price per pre-funded warrant and accompanying warrant will be fixed for the duration of this offering. This prospectus also relates to the offering of the Ordinary Shares issuable upon the exercise of such pre-funded warrants and ordinary share warrants sold in this offering.

We refer to the Ordinary Shares, pre-funded warrants, if any, and the ordinary share warrants collectively, as the “securities.”

Our Ordinary Shares are currently listed on Nasdaq under the symbol “FTEL”. On April 1, 2024, the last reported sale price of our Ordinary Shares on Nasdaq was $8.43 per Ordinary Share. There is no established trading market for the pre-funded warrants or ordinary share warrants and we do not expect a market to develop. In addition, we do not intend to list the pre-funded warrants or ordinary share warrants on Nasdaq, any other national securities exchange or any other trading system. Without an active trading market, the liquidity of the pre-funded warrants and ordinary share warrants may be limited.

There is no minimum number of securities or minimum aggregate amount of proceeds for this offering to close. This offering will terminate on       , 2024, unless we decide to terminate the offering (which we may at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering.

We have retained                        (the “Placement Agent”) to act as our exclusive placement agent in connection with this offering. The Placement Agent is not purchasing or selling any of these securities nor is it required to sell any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. We may not sell all of the securities in this offering. We have agreed to pay the Placement Agent the placement agent fees set forth in the table below, which assumes that we sell all the securities offered by this prospectus. Since we will deliver the securities to be issued in this offering upon our receipt of investor funds, there is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to pursue our business goals described in this prospectus. In addition, because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill all of our contemplated objectives due to a lack of interest in this offering. Further, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See the section entitled “Risk Factors” for more information. We will bear all costs associated with the offering. See “Plan of Distribution” on page 56 of this prospectus for more information regarding these arrangements.

The assumed combined offering price per (i) Ordinary Share and accompanying ordinary share warrants of $[  ], and (ii) pre-funded warrant and accompanying ordinary share warrants of $[ ], used throughout this prospectus has been included for illustration purposes only, and may not be indicative of the final offering price. The actual combined public offering price of the Ordinary Shares and accompanying ordinary share warrants, and pre-funded warrants and accompanying ordinary share warrants we are offering, and the exercise price of the ordinary share warrants that we are offering, will be negotiated between us, the Placement Agent and the purchasers in the offering based on a to be negotiated discount to the trading price of our Ordinary Shares prior to the offering.

We are both an “emerging growth company” and “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. Please see “Prospectus Summary—Implications of Our Being an ‘Emerging Growth Company’ and ‘Foreign Private Issuer’” for additional information. We are a holding company incorporated in the Cayman Islands with no material operations of our own, and we conduct our operations primarily through our key operating subsidiary GD Wellness Ptd Ltd. Investors are cautioned that you are buying shares of a holding company issuer incorporated in the Cayman Islands with an operating subsidiary in Australia.

Ms. Jieting Zhao, our director, will beneficially own approximately [  ]% of our outstanding shares following this public offering on a fully converted basis, and thus could have significant influence on determining the outcome of any matters submitted to shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions. Without her consent, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. Her interest may differ from the interests of our other shareholders. The concentration in the ownership of our Ordinary Shares may cause a material decline in the value of our Ordinary Shares.

Investing in our securities is highly speculative and involves a high degree of risk, including the risk of losing your entire investment. Before buying any shares, you should carefully read the discussion of material risks in investing in our securities in “Risk Factors” beginning on page 13 of this prospectus, as well as the risk factors and other information in any of the documents and information we incorporate by reference to this prospectus.

	Per Share and Accompanying Ordinary Share Warrant	Per Pre-Funded Warrant and Accompanying Ordinary Share Warrant	Maximum Total Amount
Public offering price	$	$	$
Placement agent fees(1)	$	$	$
Proceeds to us, before expenses(2)	$	$	$

(1)	In addition, we have also agreed to pay the Placement Agent for certain of its offering related expenses. We have also agreed to issue the Placement Agent or its designees, as compensation in connection with this offering, warrants (the “placement agent warrants”), to purchase a number of Ordinary Shares equal to 7.0% of the Ordinary Shares sold in this offering (including the Ordinary Shares issuable upon the exercise of the pre-funded warrants), at an exercise price of $ per share, which represents 125% of the combined public offering price per Ordinary Share and accompanying ordinary share warrant. See “Plan of Distribution” for a description of compensation payable to the Placement Agent.
(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the ordinary share warrants or pre-funded warrants. Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy and adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Delivery of the securities offered hereby will be made on or about                 , 2024, subject to satisfaction of customary closing conditions.

The date of this prospectus is ___________, 2024.

You should rely only on information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of its date regardless of the time of delivery of this prospectus or of any sale of our subordinate voting shares.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

For purchasers outside the United States: Neither we nor the Placement Agent have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management’s estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Statement Regarding Forward-Looking Statements.”

We obtained statistical data, market data and other industry data and forecasts used in this prospectus from market research, publicly available information and industry publications. While we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data.

Throughout this prospectus, we refer to various trademarks, service marks and trade names that others use in their business. All rights to such trademarks are the property of their respective holders.

ii

Use of Certain Defined Terms

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Companies Act” are to the Companies Act (Revised), as consolidated and revised, of the Cayman Islands;

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

●	“FINRA” are to the Financial Industry Regulatory Authority;

●	“Fitell,” “the Company,” “we,” “us,” or “our” are to Fitell Corporation, a Cayman Islands exempted company incorporated under the laws of Cayman Islands, and its consolidated subsidiaries, through which it conducts its business;

●	“GD” are to GD Wellness Ptd Ltd, a wholly-owned operating subsidiary of KMAS, incorporated under the laws of Australia on July 22, 2005;

●	“KMAS” are to KMAS Capital and Investment Pty Ltd, a company incorporated under the laws of Australia, a wholly-owned subsidiary of Fitell and holds all of the issued and outstanding shares of our operating subsidiary GD;

●	“SEC” are to the Securities and Exchange Commission;

●	“Securities Act” are to the Securities Act of 1933, as amended; and

●	“Shares”, “shares,” or “Ordinary Shares” are to the ordinary shares of Fitell Corporation, par value $0.0001 per share.

Our business is conducted in Australia through our Australian subsidiary GD Wellness Pty Ltd since our inception, using Australian dollars, the currency of Australia. Our financial statements are presented in United States dollars. In this prospectus, we refer to assets, obligations, commitments and liabilities in our financial statements in United States dollars. These dollar references are based on the exchange rate of Australian dollars to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We have made statements in this prospectus relating to our future financial performance and results, financial condition, business strategy, plans, goals and objectives, including certain projections, milestones, targets, business trends, and other statements that are not historical facts, including under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and elsewhere that constitute forward-looking statements. These forward-looking statements generally are identified by the words “budget,” “target,” “aim,” “strategy,” “guidance,” “outlook,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future; although, not all forward-looking statements contain these identifying words. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Forward-looking statements include, but are not limited to, statements concerning:

●	the timing of the development of future services;

●	projections of revenue, earnings, capital structure and other financial items;

●	statements regarding the capabilities of our business operations;

●	statements of expected future economic performance;

●	statements regarding competition in our market; and

●	assumptions underlying statements regarding us or our business.

These forward-looking statements are subject to a number of risks and uncertainties, including:

●	our dependence on macroeconomic conditions and consumer discretionary spending;

●	the intense competition in the gym and fitness equipment industry;

●	the impacts of the COVID-19 pandemic on our business and results of operations;

●	fluctuations in product costs and availability;

●	international risks and costs associated with our supply chain;

●	changes in consumer demand;

●	risks associated with operating our own online platform, including confidential consumer data;

●	reputational harms which could adversely impact our ability to attract and retain customers;

iii

●	the potentially negative impact of our strategic plans and initiatives on our financial results;

●	unauthorized disclosure of sensitive or confidential customer, vendor, or our information;

●	the inability to attract, train, engage, and retain key personnel;

●	the loss of one or more of our key executives;

●	the effect of design and manufacturing defects on our products and services;

●	the adverse effects from accidents, safety incidents, or workforce disruptions;

●	the inability to sustain pricing levels for our products and services;

●	the risk of warranty claims and product returns;

●	changes in marketing of our products and services which could affect our marketing expenses and subscription levels;

●	the need for additional capital to support business growth and objectives;

●	payment processing risk;

●	foreign currency exchange rate fluctuations;

●	our dependence on suppliers and manufactures to provide us with sufficient quantities of quality products in a timely fashion;

●	our limited control over our suppliers, manufacturers, and logistics partners;

●	the costs and risks associated with our complex regulatory, compliance, and legal environment;

●	our inability or failure to protect our intellectual property rights;

●	changes in tax laws and regulations;

●	failure to comply with the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”);

●	our status as a “foreign private issuer” under U.S. securities laws and the disclosure obligations which are applicable to us on the Nasdaq Capital Market;

●	our use of home country corporate governance practices instead of otherwise applicable Nasdaq corporate governance requirements;

●	the accuracy of or market growth forecasts;

●	our management team’s limited experience managing a public company;

●	the risk of earthquakes, fire, power outages, floods, public health crises, including the current COVID-19 pandemic, and other catastrophic events, and to interruption by man-made problems such as terrorism;

iv

●	our status as an “emerging growth company” and our election to comply with the reduced disclosure requirements as a public company that may make our Ordinary Shares less attractive to investors;

●	the risk that Ms. Jieting Zhao may have different interests than that of other shareholders;

●	our intention to not pay dividends for the foreseeable future;

●	the determination of the price of the securities and other terms of this offering by us along with the Placement Agent;

●	the risk that an active, liquid trading market may not develop or be sustained for our Ordinary Shares;

●	the potential adverse effect that the Ordinary Shares eligible for future sale may have on the market price of our Ordinary Shares, as the future sale of a substantial amount of outstanding Ordinary Shares in the public marketplace could reduce the price of our Ordinary Shares;

●	the risk of immediate and substantial dilution in the book value of your Ordinary Shares if you purchase our Ordinary Shares in this offering;

●	the risk that the laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States;

●	the risk that, because we are a Cayman Islands company and all of our business is conducted in Australia, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain, and the U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in Australia;

●	our broad discretion in the use of the net proceeds from our public offering and the risk that we may not use them effectively; and

●	other factors discussed in our annual report on Form 20-F.

While we believe these expectations, and the estimates and projections on which they are based, are reasonable and were made in good faith, the ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks, uncertainties, events, and other important factors, which include, but are not limited to, the risks described under the heading “Risk Factors” below. Any of these risk factors could cause our actual results, performance or achievements, or industry results to differ materially from those expressed or implied in our forward-looking statements. Consequently, you should not rely on any of these forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to correct, update, or revise any forward-looking statement to reflect new information, future events or circumstances, or otherwise, except to the extent required under federal securities laws, after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. You are advised to consult any additional disclosures we make in our reports to the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.

v

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes to the financial statements incorporated by reference herein. This summary does not contain all of the information you should consider before investing in our securities. You should carefully read this entire prospectus before investing in our securities including “Risk Factors,” section in this prospectus starting on page 13 and under similar captions in the documents incorporated by reference into this prospectus and our consolidated financial statements and related notes thereto contained in our Annual Report on Form 20-F for the year ended June 30, 2023 and incorporated by reference to this prospectus before deciding whether to buy our securities.

Our Company

Founded in 2005 and headquartered in New South Wales, Australia, GD Wellness Pty Ltd (“GD”) is a wholly owned subsidiary of Fitell Corporation, a Cayman Islands company (together with its subsidiaries, “Fitell,” “us,” “our,” “we,” or the “Company”). We are an online retailer of gym and fitness equipment both under our proprietary brands and other brand names. Fitell’s mission is to build an ecosystem with a whole fitness and wellness experience powered by technology to our customers. GD has served over 100,000 customers with large portions of sales from repeat customers over the years, which we believe to be a testament of our product quality and brand loyalty. Our brand portfolio can be categorized into three proprietary brands under our Gym Direct brand: Muscle Motion, Rapid Motion, and FleetX, in over 2,000 stock-keeping units (SKUs).

In addition to our all-around fitness equipment portfolio to individual and commercial customers, we launched three new business verticals with integration of technology in 2021.

1.	Smart Connected Equipment: Still in development and initiated in May 2021, our smart fitness equipment is a natural extension of our core business and includes interactive exercise bikes and workout mirrors. We expect commercial launch in June 2024, with retail products being available in July/August 2024.

2.	1FinalRound: Our AI-powered interactive platform with our proprietary online training content and capability to be interactive with personal trainers, follow members and track workout progress.

3.	Boutique Fitness Clubs Licensing: Leveraging our years of experience in the fitness and wellness industry servicing both businesses and individual customers, we launched our licensing business in late 2021. mYSTEPS Training Clinic, a new concept fitness club chain, is our first licensee and dedicated to helping fitness-savvy and health-conscious consumers with higher disposable incomes achieve a motivating and healthy lifestyle with an engaging and dynamic fitness community in both online and offline settings.

Products and Services

Fitness Equipment

We market and sell fitness equipment and related products as well as serving as a one-stop shop for business setup from personal training studios to commercial gyms. Our full spectrum of product coverage is exemplified by the following three proprietary brand names, which represent over 84% of our revenues in the fiscal year ended June 30, 2023 and over 79% of our revenues in the six months ended December 31, 2023:

●	Our Muscle Motion brand is a supplier of home gym and commercial strength-training equipment. Products have an emphasis on weights, bars, power racks, benches, and gym machines.
●	Our Rapid Motion brand features similar products as Muscle Motion but with a stronger focus on commercial items.
●	Our FleetX brand focuses on cardio equipment, including products such as rowing machines, exercise bikes, treadmills and more. All of these items are available in both home and commercial-grade quality.

In our fitness equipment business segment, we sell our products directly to customers through online or offline platforms. Revenue from our own e-commerce website accounted for approximately 67.73% and 62.43% of our total sales for the fiscal year ended June 30, 2023 and the six months ended December 31, 2023, respectively, with the remaining sales derived from commercial sale orders, our showroom and phone orders as well as third party channels, such as Bunnings Marketplace and eBay.

1

Licensing Business

We offer a turnkey solution for personal training studios and commercial gyms chains. The primary focus of our licensing business is the new concept fitness studios established to meet the increasing demand of affluent, educated, middle class individuals with higher brand awareness and loyalty, usually from ages 28 to 55. Our typical licensees are either entrepreneurs or fitness professionals and teams with established track records who share the same vision of building the next-generation of multi-dimensional fitness centers. We work closely with our licensees and offer the following services:

●	Site selection and preparation;
●	Designing and build-out;
●	Outfitting their facilities with our proprietary state-of-the-art equipment and related products;
●	Comprehensive pre-opening support;
●	Installation of intuitive members management systems and in-depth training;
●	Integrating social communication apps;
●	Training services for personal trainers and coaches; and
●	In-person training and virtual training which gives greater flexibility and convenience to time poor users

We assisted our first licensee, Js & Je Company Limited, in opening 6 mYSTEPS fitness centers in Eastern China as of April 25, 2022. Pursuant to our license agreement with our first licensee, the territories in which our licensee will seek to open fitness centers are Indonesia, Singapore, Malaysia, mainland China, Hong Kong, and Macau. Fees payable by our licensee to us are a base fee per annum of US$125,000 plus US$40,000 for each opened fitness center per annum.

We also plan to support our licensee with access to high quality accredited health supplements selected by us and to introduce trendsetting designers to design proprietarily branded clothing and accessories to the members of our licensees, enhancing both their brand loyalty and profitability. Currently, our licensee is evaluating various site opportunities and offers, and expects to open 2 to 5 more studios in the next 12 months, and will continue to explore opportunities in Indonesia, Singapore, and Malaysia. Revenue from the licensing agreement was 12.0% of the Company’s revenue in the fiscal year ended June 30, 2022, less than 16.0% of the Company’s revenue in the fiscal year ended June 30, 2023, and 5.4% of the Company’s revenue in the six months ended December 31, 2023.

With approximately two decades of experience in the fitness market and constant innovative product development based on feedback collected over the years from our customers, we are developing a model that allows fitness users to access the flexibility of virtual training platforms with connected machines or in-person offline training modules in the licensed studios. We believe this offering not only promotes broader awareness and acceptance of the online and offline model in the fitness industry, but also delivers unique fitness experiences to broader gym goers to increase exercise frequency virtually while encouraging the development of experiences at offline studios with interactive programs.

Interactive Fitness Equipment and Platform/Mobile Application

The COVID-19 pandemic has dramatically changed how we live, work, play and stay healthy. The fitness industry, without exception, has undergone profound transformation in the past years, starting with the closure of gyms and fitness studios followed by growth in smart fitness equipment. We are currently developing our smart fitness equipment through a Shenzhen, China-based service provider specializing in AI-powered products like interactive-monitors/screens, handheld devices, as well as platform development, in building innovative integrated fitness equipment and interactive platforms designed to provide a seamless connection between users and our user-friendly platform, proprietary content, and interactive equipment. Fitness Mirror, an e-training platform, and Yoga-Mirror are in final testing stages, and we expect to commercially launch these platforms in June 2024. The beta versions of these platforms have been in trial stages since March 2022.

Our joint development of interactive fitness equipment and platforms with subscription services comprise the following:

●	Smart connected equipment: interactive exercise bikes, treadmills, and workout mirrors with built-in touchscreens and training content platforms.

●	1FinalRound: our proprietary artificial intelligence training platform under development, currently in its final testing stage.

○	1FinalRound will come pre-installed with our interactive fitness equipment. Its key features include visual and trackable workout progress and results available to mobile users.
○	Customized solutions will be available as a premium for one-on-one remote coaching. Users pay a premium and will receive customized programs to fit individual schedules and personalized needs.
○	It will allow both online and offline users to participate in the training either on their own schedule or via livestreaming to interact with other subscribed members to encourage a more interactive, engaging and motivating lifestyle.

2

Growth Strategy

Our goal is to grow our fitness equipment business segment while continuing to engage and retain our loyal community of customers and fitness platform members. Our business development and expansion strategies over the next two to three years are as follows:

Increase Fitness Equipment Product Marketing

●	We currently rely primarily on organic traffic through search engine optimization to achieve customer acquisition. Leveraging our high-ranking position in search engine result pages, we intend to expand our strategic investment on marketing campaigns in Key Opinion Leaders (KOLs), sponsoring sports events and outdoor advertisement.

Development of Private-Label Cardio Equipment

●	The profit margin for cardio fitness equipment is higher than that of strength and weight equipment. We intend to develop our proprietary branded cardio equipment to increase our profitability in the market.

Development of Gym Direct Mobile Application

●	Traditionally, we only use our e-commerce website as a platform to sell our products and communicate with our retail customers. We are now developing a native mobile application to further expand the marketing platform and provide easy, repeatable and convenient shopping experiences for customers, which will also be beneficial in tracking consumer trends and purchasing data. The beta versions of these platforms have been in trial stages since March 2022 and the official version has been officially launched since November 2023.

Expansion of Licensing Business

●	Leveraging our years of experience in the fitness and wellness industry servicing both business and individual customers, we have launched our licensing business with mYSTEPS Training Clinic in late 2021. As of the date of this prospectus, mYSTEPS has opened 6 fitness and gym studios. Currently, our licensee has no plans to open additional fitness centers in China (including Hong Kong and Macau) due to COVID-19 policies and market conditions and will continue to explore opportunities in Indonesia, Singapore, and Malaysia. Based on the current license sold, we believe there will be long-term potential and opportunities for us outside of the Australian market. Going forward, we intend to seek opportunities to expand our licensing partnership footprint in the Asia-Pacific regions with other selective partners.

Development of Smart Connected Equipment and Digital Fitness Program

●	Digital subscription-based machines have led the trend in the U.S. market, such as Mirror, Peloton, Tonal, where the demand for interactive fitness applications has risen. We plan to expand into this market in Australia and Southeast Asia where the concept of the home gym has not been fully deployed.
●	Growing brand awareness.
●	Improving member experience.
●	Leveraging our database of customers which we have accumulated from the sales of fitness equipment to increase interactive cardio equipment sales and subscription revenues.
●	Continuing to launch new and innovative content and products.

Opportunities to Explore Other Revenue Streams

●	Leveraging our expertise in targeting health-conscious consumer audiences, we plan to develop a host of solutions for white-label functional health supplement products, including muscle building beverages, vitamins and other sports nutrition products in Australia and Asia-Pacific regions. We have engaged an Australian pharmaceutical company to develop formulas for muscle protein powder, multi-vitamins and post-exercise drinks. These products are developed based on the existing data and feedback we received from our customers and intend to target these health-conscious consumers.

●	Leveraging our expertise in developing and marketing fitness equipment, there is the opportunity for us to expand our businesses into used fitness equipment sales (e-commerce), including used home cardio machines and other domestic used fitness equipment.

●	In addition, we also intend to expand our business segments to target the health and fitness needs of our target consumers in the following cross selling opportunities: apparel, niche sports and health equipment, and sporting footwear, among others, which widen the shopping choices to fitness-conscious or generic consumers.

Impact of COVID-19

With the outbreak and spread of the COVID-19 pandemic, the fitness industry was negatively impacted in Australia in terms of fitness and gym studios due to the lockdown policies. Therefore, we believe that more and more health-conscious consumers steered their demand toward in-house fitness and gym equipment. Throughout the pandemic, we experienced increased demand in both number of customers and orders.

●	The number of customers increased by 181.9% in fiscal year 2020 to 31,935, compared to 11,329 in fiscal year 2019.
●	Orders increased by 170.7% in fiscal year 2020 to 29,393 orders, compared to 10,860 in fiscal year 2019.
●	Revenue increased by 53.0% in fiscal year 2020, compared to fiscal year 2019. However, the year-on-year increase has been sustained as we maintained the growth in fiscal year 2021 since we believe more consumers have become health and fitness conscious post-pandemic. Further, we believe the pandemic has led to the shift in consumer behavior as more consumers engage in online shopping and we believe that our online platform enables them to easily conclude their purchasing decisions.

3

Supply Chain Challenges and Strategies

●	Buying cost increase:

Due to the impact of the COVID-19 pandemic, the cost of raw materials has increased in the last 2 to 3 years, which caused our buying cost increase of approximately 10-30%, and even more than 50% for limited items, in fiscal year 2020 as compared to fiscal year 2019.

●	Leading time increase:

Due to the impact of the COVID-19 pandemic, the leading time of manufacturing and logistics increased dramatically, which caused the increase of our minimum order quantity. Prior to the COVID-19 pandemic, the average manufacture leading time is approximately 6 to 8 weeks, which increased to 6 to 12 months during the COVID-19 pandemic. Sea freight usually took approximately 3 to 4 weeks pre-pandemic and had increased to 6 to 8 weeks during the pandemic.

●	Logistics cost decrease:

During the fiscal year 2023, sea freight costs decreased dramatically by approximately 89.0%, which caused the decrease of landing cost of the products accordingly.

Sea freight cost	Mid of 2019 (AUD)	Mid of 2023 (AUD)	Decrease
20GP from Shanghai	$5,501.76	$602.65	89.0%

●	Delayed Delivery:

Prior to the COVID-19 pandemic, delivery was approximately 1 to 2 business days to metro and NSW areas in Sydney, Australia, 2 to 3 business days in transit for interstate or other metro cities, and approximately 5 business days to remote areas. During the COVID-19 pandemic, approximately 5 to 12 business days delay were expected to all deliveries due to higher volumes of orders and lockdown restrictions.

●	Strategies for Possible Out-of-Stock Products

Due to the increased sea freight cost and the delays in shipment, we increased our minimum order quantity (MOQ) to ensure sufficient stock. In the meantime, we also intend to engage with a third party logistic (3PL) service provider overseas as a satellite warehouse to improve stock availability to meet in-time delivery. As the peak of the pandemic eased, stock returned to usual levels by April 2022 when the pandemic effects around the world became more stable.

●	Actions and Initiatives to Mitigate Challenge

○	We believe the establishment of 3PLs in both overseas locations and interstate locations will significantly reduce our logistic costs while maintaining higher efficiency rates with sound procurement procedures;
○	“Catch me if you can” strategy: Constant launch of innovative and unique products to ensure healthy and above-average gross profit margins;
○	Natural hedging strategy with expansion of licensing business in South-East Asia;
○	Frequent pricing review procedures to ensure our competitiveness while avoiding any pricing wars by strategically bringing new offers of services and products;
○	The position of GD, with both virtual training modules and physical products offerings, gives competitive advantages to our business while mitigating the objective challenges.

Competition

The market for all fitness related products is highly competitive. However, we believe our quality, innovation, pricing and loyal customers position us competitively in the marketplace. We are not only involved in at-home fitness equipment but also in commercial equipment solutions by both offline selling and e-commerce platforms.

Our principal competitors include Nautilus, Peloton, ICON Health & Fitness (NordicTrack), Johnson Health Tech, Technogym, Echelon, Mirror, Hydrow, Tonal, JaxJox and Tempo. We also compete with marketers of smart device applications focused on fitness training and coaching, such as Peloton, Zwift, Strava, Mirror, BeachBody, Apple Fitness+, NeoU, Equinox+, FitScope, FitOn, Fulgaz Video Cycling, Sufferfest Training Systems, At Home Workouts by Daily Burn, and NIKE® Training Club. Additional marketers of competitive products include the following: activity trackers and content-driven physical activity products, such as Fitbit®, Garmin vivofit®, Whoop, and Oura; group fitness, such as cross-fit classes; and gym memberships, each of which offers alternative solutions for a fit and healthy lifestyle.

4

Competitive Strengths

We believe that there are several competitive strengths that differentiate us from our competitors.

Proprietary Brands and Diversified Product Portfolio

●	Our three proprietary brands – Muscle Motion, Rapid Motion, and FleetX – provide both in-home options and commercial solutions. Our product portfolio of these three diversified brands spans a variety of popular fitness and workout verticals, including weightlifting, stretch, yoga, boxing, running and cycling. We believe that our diversification represents competitive advantages compared to other competitors in the market. With the development of the integrated fitness equipment and virtual platform, we believe we will be able to create more valuable opportunities for business expansion.

Innovative Smart Connected Equipment

●	Our smart connected equipment, which has been the global trend for the fitness and gym industry, is also under development. Initiated in May 2021, our development concept includes interactive exercise bikes and workout mirrors. We expect that the interactive gym equipment will be commercially launched in June 2024 and believe that our new product will better serve both retail and commercial customers and accelerate our business growth.

Virtual Training Platform with Cutting Edge Content

●	Leveraging our years of experience in the fitness and wellness industry, we have developed an online proprietary training platform – 1FinalRound – which will be pre-built into our connected equipment that allows our customers to maintain engagement with us during any potential temporary closures of gyms and studios. This model allows flexibility for both online and offline users to participate in training either on their own schedules or via livestreaming to interact with other subscribed members to encourage more interactive, engaging and motivating lifestyles. The platform will provide an extensive offline library with high production value or various online live stream experiences. Moreover, based on the large, consolidated dataset we received from our fitness equipment customers, we believe we will be able to create and develop on-trend fitness content for our users.

Consolidated Database with Loyal Customer Base

●	GD has served over 100,000 customers with large portions of sales coming from repeat customers over the years. We believe that our sales strategies also create inventive solutions for existing customers and drive loyalty. As of June 30, 2023, 12.86% of our orders are from existing customers, the average purchase frequency is 1.19 across all customers while the average purchase frequency is 6.53 among loyalty reward members, and the average time to second purchase is approximately 1.36 months. We believe that we will be able to deepen our customer loyalty through our newly developed Gym Direct mobile application and 1FinalRound.

Compelling and Scalable Licensing Model

●	We license our gym and equipment trademark and share our business processes and branding with our licensees, and in exchange we charge royalties and other fees for our services. We intend to provide support to help our licensees optimize their business performance and maximize their return on investment. We believe that with the growth potential and strong unit economics of the Asia-Pacific region, we will be able to scale this licensing model and make us a leader in such boutique fitness markets.

Industry

We operate in two major segments: (1) online fitness equipment distribution and (2) licensing business to service the large and growing boutique fitness sector of the broader health and fitness club industry. The majority of our fitness equipment business is conducted in Australia via our own ecommerce platform and, to a lesser extent, through third-party sites. Our licensing service offers a turnkey solution for personal training studios and commercial gym chains.

Expansion of gym locations in Australia

The number of gym and fitness center locations is growing in Australia. According to estimates from IBISWorld, there were approximately 6,466 gyms and health and fitness centers across Australia in 2023. The number of gyms and fitness centers grew at 136.85%, from 2,730 in 2011 to 6,466 in 2023. However, consumers purchasing at-home gym equipment during pandemic will have lasting effects for gyms and fitness centers.

Source: IBISWorld

5

Growing e-commerce in Australia

Online spending on sports, camping, and fitness goods is multiplying. According to IBISWorld, online sales of sports, camping, and fitness products has grown at a CAGR of 10.7% over the past 5 years, to reach an estimated $1.1 billion Australian Dollars in 2023. It is projected to grow at a CAGR of 7.2% to approximately $1.7 billion Australian Dollars by 2029. With e-commerce contributing to solid growth in online sales, we believe that as residents become more receptive to online shopping, it will continue to drive online sales of sporting and fitness products and improve industry margins.

Source: IBISWorld

January 2024 Private Placement of Convertible Promissory Note and Warrant

On January 15, 2024, the Company entered into a securities purchase agreement (the “Private Placement Purchase Agreement”) with Flying Height Consulting Services Limited (the “Private Placement Investor”). Pursuant to the Private Placement Purchase Agreement, the Company issued to the Private Placement Investor a three-year 8% senior unsecured convertible promissory note in the principal amount of $3,600,000, with an 8% original issue discount (the “Private Placement Note”) and, as additional consideration for the purchase of the Private Placement Note, a stock purchase warrant to purchase 5,645,455 Ordinary Shares (the “Private Placement Warrant”), for the funding amount of $3,312,000. On January 19, 2024, the Private Placement Investor converted the Private Placement Note in full and on March 19, 2024, the Private Placement Investor exercised the Private Placement Warrant via cashless exercise in full, for the aggregate of 8,983,636 Ordinary Shares.

Summary Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors,” which represent challenges that we face in connection with the successful implementation of our strategy and growth of our business. If any of these risks actually occur, our business, financial condition, and results of operations would likely be materially adversely affected. Some risks related to our business and industry are summarized below. References in the summary below to “we,” “us,” “our,” and “the Company” refer to Fitell Corporation, a Cayman Islands exempted company.

6

Risks Related to Our Industry and Macroeconomic Conditions

●	Our business is dependent on macroeconomic conditions and consumer discretionary spending, and reductions in such spending might adversely affect the Company’s business, operations, liquidity, and financial results.

●	Intense competition in the gym and fitness equipment industry and in retail could limit our growth and reduce our profitability.

●	The COVID-19 pandemic has impacted and is expected to continue to have an impact on our business and results of operations.

●	Fluctuations in product costs and availability due to inflationary pressures, fuel price uncertainty, supply chain constraints, increases in commodity prices, labor shortages and other factors could negatively impact our business and results of operations.

Risks Related to Our Business

●	If we are unable to predict or effectively react to changes in consumer demand, we may lose customers and our sales may decline.

●	Our strategic plans and initiatives may initially result in a negative impact on our financial results and such plans and initiatives may not achieve the desired results within the anticipated time frame or at all.

●	We may be unable to attract, train, engage and retain key personnel.

●	Our products and services may be affected from time to time by design and manufacturing defects that could adversely affect our business and result in harm to our reputation.

●	If we are unable to sustain pricing levels for our products and services, our business could be adversely affected.

●	We may require additional capital to support business growth and objectives, and this capital might not be available to us on reasonable terms, if at all, and may result in shareholder dilution.

●	We have limited control over our suppliers, manufacturers, and logistics partners, which may subject us to significant risks, including the potential inability to produce or obtain quality products and services on a timely basis or in sufficient quantity.

7

●	Less than 16% of our revenue is derived from China and approximately 53% of the products that we purchase were manufactured in China. The ability of our licensee and suppliers to operate in China may be impaired by changes in Chinese laws and regulations, including those relating to taxation, environmental regulation, restrictions on foreign investment, and other matters.

●	Our inability or failure to protect our intellectual property rights or any third parties claiming that we have infringed on their intellectual property rights could negatively impact our brand or have a negative impact on our operating results.

●	Changes to tax laws and regulations could adversely affect our financial results or condition.

●	Failure to comply with the U.S. Foreign Corrupt Practices Act of 1977, or the FCPA, could result in fines, criminal penalties, and an adverse effect on our business.

●	We are a “foreign private issuer” under U.S. securities laws and, as a result, are subject to disclosure obligations that are different from those applicable to U.S. domestic issuers listed on the Nasdaq Capital Market.

●	As a foreign private issuer, we may follow certain home country corporate governance practices instead of otherwise applicable Nasdaq corporate governance requirements, and this may result in less investor protection than that accorded to investors under rules applicable to domestic U.S. issuers.

●	Our management team has limited experience managing a public company.

●	We are an “emerging growth company,” and our election to comply with the reduced disclosure requirements as a public company may make our Ordinary Shares less attractive to investors.

Risks Related to the Offering and Our Securities

●	Ms. Jieting Zhao, our director, beneficially owns approximately 32.0% of our outstanding shares currently and will beneficially own approximately [ ]% of our outstanding shares following this public offering, and her interests may differ from the interests of other shareholders, which could cause a material decline in the value of our Ordinary Shares.

●	Certain recent public offerings of companies with relatively small public floats comparable to our public float have experienced extreme volatility that was seemingly unrelated to the actual or expected operating performance and financial condition or prospects of the respective company. Our Ordinary Shares may potentially experience rapid and substantial price volatility, which may make it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

●	If you purchase the Ordinary Shares, you may experience immediate dilution as a result of this offering.

●	The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

●	Because we are a Cayman Islands company and all of our business is conducted in Australia, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain, and the U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in Australia.

●	We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

●

This is a reasonable best efforts offering, in which no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, nor will investors in this offering receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus.

Many of these factors are macro-economic in nature and are, therefore, beyond our control. Should one or more of these risks or uncertainties materialize, affect us in ways or to an extent that we do not currently expect or consider to be significant, or should underlying assumptions prove incorrect, our actual results, performance, or achievements may vary from those described in this prospectus as anticipated, believed, estimated, expected, intended, planned, or projected.

8

We caution that the foregoing list of risks, uncertainties, and other important factors is not exhaustive. When relying on forward-looking statements to make decisions with respect to us, investors should carefully consider the foregoing factors and other uncertainties and events. Moreover, we operate in a competitive and rapidly evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties.

Corporate Information

Our principal executive offices are located at 23-25 Mangrove Lane, Taren Point, NSW 2229 Australia, and our phone number is +612 95245266. We maintain a corporate website at https://www.fitellcorp.com/. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Our Corporate History and Structure

We are a holding company incorporated in the Cayman Islands on April 11, 2022 under the name “Fitell Corporation”. We have no substantive operations other than holding all of the issued and outstanding shares of KMAS Capital and Investment Pty Ltd, a company incorporated under the laws of Australia (“KMAS”), which holds all of the issued and outstanding shares of our operating subsidiary, GD Wellness Ptd Ltd (“GD”), a company incorporated under the laws of Australia on July 22, 2005.

Upon our reorganization, on May 4, 2022, the Company issued 280,000 Ordinary Shares each to L&H Investment Management Limited, a company incorporated under the laws of the British Virgin Islands, and PRMD Investment Consultation Company Limited, a company incorporated under the laws of the British Virgin Islands, representing issuances to our co-founders. In addition, one (1) Ordinary Share was transferred back to SKMA from the registered office service provider in the setup of the Company.

As of May 5, 2022, we entered into a Share Exchange Agreement (“Share Exchange Agreement”) with KMAS, which holds all of the issued and outstanding shares of GD, and SKMA Capital and Investment Ltd, a company incorporated under the laws of the British Virgin Islands (“SKMA”), which holds all of the issued and outstanding shares of KMAS, pursuant to which the Company shall acquire all of the shares in the KMAS from SKMA in exchange for the Company issuing 6,439,999 Ordinary Shares to SKMA in accordance with the terms of the Share Exchange Agreement.

9

The following diagram illustrates our corporate structure as of the date of this prospectus:

Implications of Our Being an “Emerging Growth Company” and “Foreign Private Issuer”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting for two years.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act. We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Ordinary Shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting, are not required to provide a compensation discussion and analysis, are not required to provide a pay-for-performance graph or CEO pay ratio disclosure, and may present only two years of audited financial statements and related MD&A disclosure.

10

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such, and in accordance with the rules and regulations of Nasdaq, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers and Nasdaq corporate governance standards, including:

●	Exemption from filing quarterly reports on Form 10-Q or providing current reports on Form 8-K disclosing significant events within four (4) days of their occurrence;

●	Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than what is available to shareholders of U.S. companies that are subject to the Exchange Act;

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four (4) business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption;

●	Exemption from the requirement that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	Exemption from the requirements that director nominees be selected or recommended for selection by our board of directors, either by (i) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards. As such, we may rely on home country practice to be exempted from the corporate governance requirements that we have a majority of independent directors on our board of directors and the audit committee of our board of directors has a minimum of three members. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq listing standards. However, we will voluntarily have a majority of independent directors and our audit committee consists of three independent directors.

Market and Industry Data

We obtained certain industry, market and competitive position data in this prospectus from our own internal estimates, surveys and research and from publicly available information, including industry and general publications and research, surveys and studies conducted by third parties, including the sources cited in “Industry Overview” incorporated by reference herein, and reports by governmental agencies. None of these industry sources or governmental agencies are affiliated with us, and the information contained in this report has not been reviewed or endorsed by any of them.

Industry publications, research, surveys, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the forecasts or estimates from independent third parties and us.

Presentation of Financial and Other Information

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with U.S. GAAP.

All references in this prospectus to “U.S. dollars,” “US$,” “$” and “USD” refer to the currency of the United States of America and all references to “A$,” “Australian dollar,” or “AUD” refer to the currency of Australia. Unless otherwise indicated, all references to currency amounts in this prospectus are in USD.

We have made rounding adjustments to some of the figures contained in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be exact arithmetic aggregations of the figures that preceded them.

11

THE OFFERING

This summary highlights information presented in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all the information you should consider before investing in our securities. You should carefully read this entire prospectus before investing in our securities including “Risk Factors,” section in this prospectus starting on page 13 and under similar captions in the documents incorporated by reference into this prospectus and our consolidated financial statements and related notes thereto contained in our Annual Report on Form 20-F for the year ended June 30, 2023 and incorporated by reference to this prospectus.

Issuer	Fitell Corporation

Ordinary Shares offered by us	[ ] Ordinary Shares.

Ordinary Share Warrants offered by us

Ordinary share warrants to purchase up to [          ] Ordinary Shares, which will be exercisable during the period commencing on the date of their issuance and ending [   ] years from such date at an exercise price of $               per Ordinary Share. The ordinary share warrants will be sold together with the Ordinary Shares but issued separately from the Ordinary Shares and may be transferred separately immediately thereafter. An ordinary share warrant to purchase one Ordinary Share will be issued for every Ordinary Share purchased in this offering. A holder (together with its affiliates) may not exercise any portion of the ordinary share warrant to the extent that the holder would own more than 4.99% (subject to the exception described herein) of the outstanding ordinary shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s ordinary share warrants up to 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the ordinary share warrants.

The Ordinary Shares and pre-funded warrants, and the accompanying ordinary share warrants, as the case may be, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This prospectus also relates to the offering of the Ordinary Shares issuable upon exercise of the ordinary share warrants.

Pre-Funded Warrants offered by us

We are also offering to certain purchasers whose purchase of our Ordinary Shares in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our Ordinary Shares immediately following the consummation of this offering, the opportunity to purchase pre-funded warrants (together with the ordinary share warrants, the “Warrants”) in lieu of Ordinary Shares that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Ordinary Shares. Each pre-funded warrant will be exercisable for one Ordinary Share. A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% of the outstanding Ordinary Shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding Ordinary Shares after exercising the holder’s pre-funded warrants up to 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding Ordinary Shares. The purchase price of each pre-funded warrant and the accompanying ordinary share warrant will equal the price at which the Ordinary Shares and the accompanying ordinary share warrant are being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. The pre-funded warrants will be exercisable immediately and may be exercised at any time until exercised in full. For each pre-funded warrant we sell, the number of Ordinary Shares we are offering will be decreased on a one-for-one basis. Because we will issue one ordinary share warrant for each Ordinary Share and for each pre-funded warrant to purchase one Ordinary Share sold in this offering, the number of ordinary share warrants sold in this offering will not change as a result of a change in the mix of the Ordinary Shares and pre-funded warrants sold.

This prospectus also relates to the offering of the Ordinary Shares issuable upon exercise of the pre-funded warrants.

Assumed combined public offering price	$ [ ] per Ordinary Share and accompanying ordinary share warrant or $[ ] per pre-funded warrant and accompanying ordinary share warrant, as applicable. The combined public offering price per share and accompanying warrant or pre-funded warrant and accompanying warrant will be fixed for the duration of this offering.

Reasonable Best Efforts	We have agreed to issue and sell the securities offered hereby to the purchasers through the Placement Agent. The Placement Agent is not required to buy or sell any specific number or dollar amount of the securities offered hereby, but it will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. See “Plan of Distribution” on page 56 of this prospectus.

Ordinary Shares outstanding prior to completion of this offering	20,103,636 Ordinary Shares.

Ordinary Shares to be outstanding after the offering if the maximum number of shares are sold(1)	Up to [ ] Ordinary Shares (assuming the sale of the maximum number of Ordinary Shares in this offering, at the assumed public offering price of $[ ], the closing sale price of our Ordinary Shares on Nasdaq on [ ], 2024, and no sale of any pre-funded warrants but excluding the number of Ordinary Shares issuable upon exercise of ordinary share warrants sold in this offering).

Use of proceeds	We intend to use the proceeds from this offering for the expansion of our online retail of gym and fitness equipment business, the development of our smart connected equipment, interactive platform and mobile application, the expansion of our licensing and fitness studio business, business development opportunities, and working capital and other general corporate purposes. See “Use of Proceeds” on page 19 for more information.

Placement Agent Warrants	We have agreed to issue to the Placement Agent or its designees as compensation in connection with this offering, the Placement Agent Warrants to purchase up to 7.0% of the aggregate number of Ordinary Shares sold in this offering (including the Ordinary Shares issuable upon the exercise of the pre-funded warrants) at an exercise price equal to % of the combined public offering price per Ordinary Share and accompanying ordinary share warrant to be sold in this offering. The placement agent warrants will be exercisable upon issuance and will expire five years from the commencement of sales under this offering. See “Plan of Distribution” section on page 56.

Nasdaq Trading Symbol and Listing	Our Ordinary Shares are listed on the Nasdaq under the symbol “FTEL.” There is no established public trading market for the ordinary share warrants and pre-funded warrants to be sold in this offering and we do not expect a market to develop. In addition, we do not intend to apply for listing of the ordinary share warrants or pre-funded warrants on Nasdaq, any other national securities exchange or any other trading system.

Lock-up Agreements	We and our directors and officers have agreed with the Placement Agent not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of days after this offering is completed. See “Plan of Distribution”.

Dividends	See “Dividend Policy” for a description of our dividend policy.

Transfer Agent	Vstock Transfer, LLC.

Risk Factors	Investing in our securities involves a high degree of risk. You should read “Risk Factors,” beginning on page 13 of this prospectus for a discussion of factors to consider before deciding to invest in our securities.

(1) The [              ] Ordinary Shares to be outstanding after this offering, assuming the maximum number of Ordinary Shares is sold, is based on 20,103,636 shares outstanding as of April 2, 2024, assumes the exercise in full of the pre-funded warrants, if any, and excludes the following:

●	[ ] Ordinary Shares issuable upon exercise of warrants to be issued to the Placement Agent as compensation in connection with this offering at an exercise price of $ (equal to % of the combined public offering price per Ordinary Share and accompanying ordinary share warrant to be sold in this offering);
●	[ ] Ordinary Shares issuable upon exercise of the ordinary share warrants to be issued and sold in this offering, at an exercise price of $ per share; and

●	60,000 Ordinary Shares issuable upon exercise of the warrants (the “Representatives’ Warrants”) issued to the representatives of the underwriters pursuant to the Underwriting Agreement, dated August 7, 2023 by and among the Company and the underwriters named therein.

12

RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks described below together as well as the other information included in this prospectus and information and documents incorporated by reference herein, including “Cautionary Note Regarding Forward-Looking Statements,” “Operating and Financial Review and Prospects,” and the financial statements and the related notes thereto incorporated by reference herein, before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our Ordinary Shares could decline due to any of these risks, and a result, you may lose all or part of your investment. You should not invest in this offering unless you can afford to lose your entire investment.

Risks Related to the Offering and Our Securities

Ms. Jieting Zhao, our director, beneficially owns approximately 32.0% of our outstanding shares currently and will beneficially own approximately [    ]% of our outstanding shares following this public offering, and her interests may differ from the interests of other shareholders, which could cause a material decline in the value of our Ordinary Shares.

Since Jieting Zhao, our director, beneficially owns approximately 32.0% of our outstanding shares currently and will beneficially own approximately [   ]% of our outstanding shares following this public offering, she has significant influence on determining the outcome of any matters submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions. Without her consent, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. Her interest may differ from the interests of our other shareholders. The concentration in the ownership of our Ordinary Shares may cause a material decline in the value of our Ordinary Shares.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Ordinary Shares if the market price of our Ordinary Shares increases.

This is a reasonable best efforts offering, in which no minimum number or dollar amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, nor will investors in this offering receive a refund in the event that we do not sell an amount of securities sufficient to pursue the business goals outlined in this prospectus.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our business goals, continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds to complete such short-term operations. Such additional fundraises may not be available or available on terms acceptable to us, or at all.

There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there can be no assurance that the offering contemplated hereby will ultimately be consummated. Even if we sell securities offered hereby, because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amount set forth herein. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us. Because there is no escrow account and no minimum offering amount, investors could be in a position where they have invested in us, but we are unable to fulfill our objectives due to a lack of interest in this offering. Further, because there is no escrow account in operation and no minimum investment amount, any proceeds from the sale of securities offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. Investor funds will not be returned under any circumstances whether during or after the offering.

There is no public market for the pre-funded warrants or the ordinary share warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants or the ordinary share warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants or the ordinary share warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the pre-funded warrants and the ordinary share warrants will be limited.

13

The ordinary share warrants are speculative in nature.

The ordinary share warrants offered hereby do not confer any rights of Ordinary Share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire Ordinary Shares at a fixed price. Specifically, commencing on the date of issuance, holders of the ordinary share warrants may acquire the Ordinary Shares issuable upon exercise of such ordinary share warrants at an exercise price of $ per share. Moreover, following this offering, the market value of the ordinary share warrants is uncertain and there can be no assurance that the market value of the ordinary share warrants will equal or exceed their public offering prices and could expire worthless.

Holders of the pre-funded warrants and the ordinary share warrants purchased in this offering will have no rights as common shareholders until such holders exercise their pre-funded warrants or ordinary share warrants and acquire our Ordinary Shares, except as otherwise provided in the pre-funded warrants or the ordinary share warrants.

Until holders of the pre-funded warrants or the ordinary share warrants acquire our Ordinary Shares upon exercise of such warrants, holders of the pre-funded warrants and the ordinary share warrants will have no rights with respect to our Ordinary Shares underlying such pre-funded warrants or ordinary share warrants. Upon exercise of the pre-funded warrants or the ordinary share warrants, the holders will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

The price of the securities and other terms of this offering have been determined by us, the Placement Agent, and the investors.

If you purchase our securities in this offering, you will pay a price that was not established in a competitive market. Rather, you will pay a price that was determined by us, the Placement Agent, and the investors in this offering. The offering price for our securities may bear no relationship to our assets, book value, historical results of operations or any other established criterion of value. The trading price of the Ordinary Shares that may prevail in any market may be higher or lower than the price you paid for our securities.

The market price and trading volume of our Ordinary Shares may be volatile and may be affected by economic conditions beyond our control.

The market price of our Ordinary Shares may be highly volatile and subject to wide fluctuations. In addition, the trading volume of our Ordinary Shares may fluctuate and cause significant price variations to occur. If the market price of our Ordinary Shares declines, you may be unable to resell your Ordinary Shares at a competitive price. We cannot assure you that the market price of our Ordinary Shares will not fluctuate or significantly decline in the future. In addition, we cannot assure you that a trading market for our Ordinary Shares will be maintained.

Some specific factors that could negatively affect the price of our Ordinary Shares or result in fluctuations in their price and trading volume include:

●	actual or expected fluctuations in our prospects or operating results;
●	changes in the demand for, or market prices for, gym and fitness equipment;

14

●	additions or departures of our key personnel;
●	changes or proposed changes in laws, regulations or tax policy;
●	sales or perceived potential sales of our Ordinary Shares by us or our directors, senior management or shareholders in the future;
●	announcements or expectations concerning additional financing efforts;
●	conditions in the U.S. and global financial markets, or in our industry in particular, or changes in general economic conditions; and
●	the other factors described in this “Risk Factors” section and elsewhere in this prospectus.

In recent years, the stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of constituent companies. Broad market and industry factors may significantly affect the market price of our Ordinary Shares, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our Ordinary Shares shortly following this offering, and you may not realize any return on your investment in us and may lose some or all of your investment.

Certain recent public offerings of companies with relatively small public floats comparable to our public float have experienced extreme volatility that was seemingly unrelated to the actual or expected operating performance and financial condition or prospects of the respective company. Our Ordinary Shares may potentially experience rapid and substantial price volatility, which may make it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

In addition to the risks addressed above under “— The market price and trading volume of our Ordinary Shares may be volatile and may be affected by economic conditions beyond our control,” our Ordinary Shares may be subject to rapid and substantial price volatility. Recently, companies with comparably small public floats and public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective companies’ actual or expected operating performance and financial condition or prospects. Although the specific cause of such volatility is unclear, our public float may amplify the impact the actions taken by a few shareholders have on the price of our shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Our Ordinary Shares may experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares. In addition, investors in our Ordinary Shares may experience losses, which may be material, if the price of our Ordinary Shares declines after this offering or if such investors purchase our Ordinary Shares prior to any price decline.

Shares eligible for future sale may adversely affect the market price of our Ordinary Shares, as the future sale of a substantial amount of outstanding Ordinary Shares in the public marketplace could reduce the price of our Ordinary Shares.

The market price of our shares could decline as a result of sales of substantial amounts of our shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Ordinary Shares. An aggregate of 20,103,636 Ordinary Shares are outstanding before the consummation of this offering and all of which, except those held by certain shareholders who are subject to the Lock-up Agreements, see “Plan of Distribution – Lock-up Agreements”, are freely tradable or will be in the near future. All of the shares sold in this offering will be freely transferable without restriction or further registration under the Securities Act.

If you purchase the Ordinary Shares or pre-funded warrants, you may experience immediate dilution as a result of this offering.

Since the effective price per Ordinary Shares being offered is substantially higher than the net tangible book value per Ordinary Shares, you will suffer immediate and substantial dilution to the extent of the difference between the effective offering price per Ordinary Share you pay in this offering and the pro forma as adjusted net tangible book value of the Ordinary Shares immediately after this offering. Our net tangible book value as of December 31, 2023 was approximately $8,466,298 or $0.76 per share. After giving effect to the sale by us of [  ] Ordinary Shares at the assumed combined public offering price of $[  ] per Ordinary Share and accompanying warrant, assuming no sale of any pre-funded warrants in this offering and no exercise of the ordinary share warrants offered hereby, and after deducting placement agent fees and estimated offering expenses payable by us, you will suffer immediate and substantial dilution of approximately $[  ] per share. See the section entitled “Dilution” in this prospectus for a more detailed discussion of the dilution you will incur if you purchase Ordinary Shares and/or pre-funded warrants in this offering.

15

We may be classified as a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. Holders of our Ordinary Shares.

We would be classified as a passive foreign investment company, or PFIC, for any taxable year if, after the application of certain look-through rules, either: (i) 75% or more of our gross income for such year is “passive income” (as defined in the relevant provisions of the Internal Revenue Code of 1986, as amended) (the income test), or (ii) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income (the asset test). Based on the market price of our Ordinary Shares and the composition of our income and assets, including goodwill, although not clear, we do not expect to be treated as a PFIC for U.S. federal income tax purposes for the current taxable year or in the foreseeable future. However, this is a factual determination that must be made annually after the close of each taxable year, and the application of the PFIC rules is subject to uncertainty in several respects. Moreover, the value of our assets for purposes of the PFIC determination will generally be determined by reference to the market price of our Ordinary Shares, which could fluctuate significantly. Therefore, there can be no assurance that we are not a PFIC for the current taxable year or will not be classified as a PFIC in the future. Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder (as defined in “Taxation—Material U.S. Federal Income Tax Consequences Applicable to U.S. Holders of Our Ordinary Shares”) if we are treated as a PFIC for any taxable year during which such U.S. Holder holds our Ordinary Shares.

The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

We are an exempted company incorporated with limited liability under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, by the Companies Act (Revised) of the Cayman Islands and by the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law in the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from the common law of England, the decisions of whose courts are of persuasive authority but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law may not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws relative to the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Because we are a Cayman Islands company and all of our business is conducted in Australia, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain, and the U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in Australia.

We are incorporated in the Cayman Islands and conduct our operations primarily in Australia. Substantially all of our assets are located outside of the United States and the proceeds of this offering will primarily be held in banks outside of the United States. In addition, the majority of our directors and officers reside outside of the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe we have violated your rights, either under United States federal or state securities laws or otherwise, or if you have a claim against us. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of Australia may not permit you to enforce a judgment against our assets or the assets of our directors and officers. See “Enforceability of Civil Liabilities.”

We have broad discretion in the use of the net proceeds from this public offering and may not use them effectively.

We cannot specify with any certainty the particular uses of such net proceeds that we receive from this public offering. Our management has broad discretion in the application of such net proceeds, including the expansion of our online retail of quality gym and fitness equipment business, the development of our smart connected equipment, interactive platform and mobile application, the expansion of our licensing business, business development opportunities, and working capital and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this public offering in a manner that does not produce income or that loses value.

16

We will incur increased costs as a result of operating as a U.S. listed public company, and our management will be required to devote substantial time to new compliance initiatives and corporate governance practices.

As a U.S. listed public company we will incur, particularly after we are no longer an “emerging growth company,” significant additional legal, accounting, and other expenses. The Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act, the listing requirements of Nasdaq, and other applicable securities rules and regulations impose various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices.

We expect that we will need to hire additional accounting, finance, legal, and other personnel in connection with our becoming, and our efforts to comply with the requirements of being, a public company, and our management and other personnel will need to devote a substantial amount of time towards maintaining compliance with these requirements. These requirements increase our legal and financial compliance costs and make some activities more time-consuming and costly. In addition, we expect that the rules and regulations applicable to us as a public company may make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members of our board of directors or executive officers.

If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our stock, the market price and trading volume of our Ordinary Shares could decline.

The trading market for the Company’s Ordinary Shares will be influenced by the research and reports that U.S. securities or industry analysts publish about us or our business. Securities and industry analysts may discontinue research on us, to the extent such coverage currently exists, or in other cases, may never publish research on us. If no or few U.S. securities or industry analysts commence coverage of the Company, the trading price for our Ordinary Shares would be negatively affected. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our Ordinary Shares or publish adverse or misleading research about our business, the market price of our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, demand for our Ordinary Shares could decrease, which might cause our price and trading volume to decline. In addition, research and reports that Australian securities or industry analysts may, initiate or may continue to, publish about us, our business or our Ordinary Shares may impact the market price of our Ordinary Shares.

Nasdaq may de-list the Company’s securities from its exchange, which could limit investors’ ability to make transactions in the Company’s securities and subject the Company to additional trading restrictions.

The Company’s Ordinary Shares are currently on Nasdaq. In the future, the Company’s Ordinary Shares may fail to meet the continued listing requirements to be listed on Nasdaq. If Nasdaq delists our Ordinary Shares from trading on its exchange, the Company could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Ordinary Shares;
●	a determination that our Ordinary Shares is a “penny stock” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules, which could result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;
●	more limited news and analyst coverage of the Company; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with liability limited by shares. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

17

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

We have been advised by Ogier, our counsel as to the laws of the Cayman Islands, there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. We have also been advised by Ogier that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. We have been further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign judgement, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	was not obtained by fraud; and

(e)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Furthermore, substantially all of our assets are located in Australia. Certain of our directors and officers are citizens and residents Australia and all or a significant portion of their assets may be located outside the United States. As a result, it may not be possible for you to:

●	effect service of process within the United States upon our non-U.S. resident directors and officers or on us;

●	enforce in U.S. courts judgments obtained against our non-U.S. resident directors, officers or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;

●	enforce in U.S. courts judgments obtained against our non-U.S. resident directors, officers, or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

●	bring an original action in an Australian court to enforce liabilities against our non-U.S. resident directors, officers, or us based solely upon U.S. securities laws.

You may also have difficulties enforcing in courts outside the United States judgments that are obtained in U.S. courts against any of our non-U.S. resident directors, officers or us, including actions under the civil liability provisions of the U.S. securities laws.

There are no treaties between Australia and the United States that would affect the recognition or enforcement of foreign judgments in Australia.

18

USE OF PROCEEDS

We estimate that the net proceeds from the issuance and sale of our securities in this offering will be approximately $[_] at the assumed combined public offering price of $[_] per share and accompanying ordinary share warrant (based upon the last reported sale of our Ordinary Shares on Nasdaq on [ ], 2024), and after deducting the placement agent fees and estimated offering expenses payable by us, and assuming no sale of any pre-funded warrants and no exercise of the ordinary share warrants issued in connection with this offering. However, this is a reasonable best efforts offering with no minimum number of securities or amount of proceeds as a condition to closing, and we may not sell all or any of the securities offered pursuant to this prospectus; as a result, we may receive significantly less in net proceeds. We will only receive additional proceeds from the exercise of the ordinary share warrants issuable in connection with this offering if such ordinary share warrants are exercised at their assumed exercise price of $[_] (100% of the assumed combined public offering price per Ordinary Share and accompanying ordinary share warrant) and the holders of such ordinary share warrants pay the exercise price in cash upon such exercise.

Each $1.00 increase or decrease in the assumed combined public offering price of $[_] per Ordinary Share and accompanying ordinary share warrant would increase or decrease, as applicable, the net proceeds to us from this offering, after deducting the estimated placement agent fees and estimated offering expenses payable by us, by approximately $[_], assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and assuming no exercise of ordinary warrants or sale of pre-funded warrants. We may also increase or decrease the number of Ordinary Shares and accompanying ordinary warrants we are offering. Each increase or decrease of 1.0 million Ordinary Shares in the number of Ordinary Shares we are offering at the assumed combined public offering price of $[_] per Ordinary Share and accompanying ordinary share warrant would increase or decrease, as applicable, the net proceeds to us from this offering, after deducting the estimated placement agent fees and estimated offering expenses payable by us, by approximately $[_].

We plan to use the net proceeds we receive from this offering for the following purposes:

●	approximately $[ ] million for the expansion of our online retail of gym and fitness equipment business;

●	approximately $[ ] million for the development of our smart connected equipment, interactive platform, and mobile application;

●	approximately $[ ] million for the expansion of our licensing and fitness studio business;

●	approximately $[ ] million for potential mergers and acquisitions; and

●	approximately $[ ] million for working capital and other general corporate purposes.

We will receive additional gross proceeds of approximately $[_] if all of the ordinary share warrants issued in connection with this offering are exercised for cash. We intend to use any such proceeds for working capital and general corporate purposes.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. Pending the final application of the net proceeds of this offering, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities. See “Risk Factors—Risks Related to the Offering and Our Securities —We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.”

DIVIDEND POLICY

We have never declared or paid cash dividends on our Ordinary Shares. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on our Ordinary Shares in the near future. We may also enter into credit agreements or other borrowing arrangements in the future that will restrict our ability to declare or pay cash dividends on our Ordinary Shares. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant. See also “Risk Factors—Risks Related to the Offering and Our Securities —We do not intend to pay dividends for the foreseeable future.”

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2023:

●	on an actual basis;

●

on a pro forma basis to reflect (i) the receipt of net cash proceeds of $3,312,000 from our private placement in consideration for the issuance of the Private Placement Note and Private Placement Warrant issued on January 15, 2024 in a private placement (the “Private Placement”), (ii) the subsequent issuance of 8,983,636 Ordinary Shares in connection with the conversion of the Private Placement Note on January 19, 2024, and (iii) the cashless exercise of the Private Placement Warrant in full for an aggregate of 8,71,812 shares on March 19, 2024 (collectively, the “Pro Forma Adjustments”); and

●	on a pro forma as adjusted basis to further reflect the event above and to give effect to the sale of [_] Ordinary Shares and accompanying ordinary share warrants by us in this offering at the assumed combined public offering price of $ [_] per Ordinary Share and accompanying ordinary share warrant (based upon the last reported sale of our Ordinary Shares on Nasdaq on [ ], 2024), assuming no sale of any pre-funded warrants offered in this offering, no exercise of the ordinary share warrants offered in this offering, and after deducting the placement agent fees and approximately $[_] estimated offering expenses payable by us.

19

The pro forma information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the public offering price of our units and other terms of this offering determined at pricing. You should read this capitalization table in conjunction with “Use of Proceeds,” “Selected Consolidated Financial and Operating Data” and the financial statements and the related notes appearing elsewhere in this prospectus or incorporated by reference herein.

	Actual	Pro Forma	Pro Forma As Adjusted

Ordinary shares, $0.0001 par value, 500,000,000 ordinary shares authorized, and 11,120,000 ordinary shares issued and outstanding as of December 31, 2023; 20,103,636 ordinary shares issued and outstanding, pro forma; [ ] ordinary shares issued and outstanding, pro forma as adjusted	$1,112	$2,010	$
Additional paid-in capital	$13,395,164	$16,706,266	$
Accumulated other comprehensive loss	$(88,068)	$(88,068)	$
Subscription receivable	$-	$-	$
Retained earnings	$(3,343,354)	$(3,343,354)	$
Total shareholders’ equity	$9,964,854	$13,276,854	$

The foregoing table and calculations excludes, as of December 31, 2023:

●	60,000 Ordinary Shares issuable upon exercise of the Representatives’ Warrants.

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted for each Ordinary Share you purchase to the extent of the difference between the effective public offering price per Ordinary Share and our pro forma as adjusted net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the effective public offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

Our historical net tangible book value as of December 31, 2023 was $8,466,298 or $0.76 per share based upon 11,120,000 outstanding shares. Net tangible book value per share represents the amount of our total tangible assets, less the amount of our total liabilities, divided by the total number of shares outstanding. Dilution is determined by subtracting the pro forma as adjusted net tangible book value per Ordinary Share from the effective public offering price per Ordinary Share and after deducting the placement agent fees and the estimated offering expenses payable by us.

After giving effect to the Pro Forma Adjustments, our pro forma net tangible book value per share as of December 31, 2023 would have been approximately $11,778,298 or $0.59 per share.

After giving further effect to the sale by us in this offering of [_] Ordinary Shares and accompanying ordinary share warrants at the assumed combined public offering price of $[_] per Ordinary Share and accompanying ordinary share warrant (based upon the last reported sale of our Ordinary Shares on Nasdaq on [   ], 2024), assuming no sale of any pre-funded warrants, no exercise of the ordinary share warrants, and after deducting placement agent fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2023 would have been approximately $[_] million, or approximately $[_] per Ordinary Share. This represents an immediate increase in net tangible book value of approximately $[_] per share to existing shareholders and an immediate dilution of approximately $[_] per share to new investors.

The following table illustrates this per share dilution to the new investors assuming sale of all securities offered hereby:

Assumed combined public offering price per Ordinary Share and accompanying warrant	$
Net tangible book value per ordinary share as of December 31, 2023		$0.76
Increase in net tangible book value per Ordinary Share attributable to the Pro Forma Adjustments		$(0.17)
Pro forma net tangible book value per ordinary share as of December 31, 2023		$0.59
Increase in pro forma net tangible book value per share after giving effect to this offering	$
Pro forma as adjusted net tangible book value per Ordinary Share as of December 31, 2023, immediately after this offering	$
Amount of dilution in net tangible book value per Ordinary Share to new investors in the offering	$

A $1.00 increase (decrease) in the assumed combined public offering price of $         per Ordinary Share and accompanying ordinary share warrant, would increase the pro forma as adjusted net tangible book value per share by $        , and increase dilution to new investors by $        per share, in each case assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting placement agent fees and estimated offering expenses payable by us.

The total number of Ordinary Shares reflected in the discussion and tables above are based on 11,120,000 Ordinary Shares outstanding as of December 31, 2023, assumes the exercise in full of the pre-funded warrants, if any, and excludes the following:

●	60,000 Ordinary Shares issuable upon exercise of the Representatives’ Warrants.

To the extent that additional options or other securities are issued under our equity incentive plans, or we issue additional Ordinary Shares in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent we issue additional Ordinary Shares or other equity or convertible debt securities in the future, there will be further dilution to investors participating in this offering.

The pro forma and pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual combined public offering price of our Ordinary Share and accompanying warrant and other terms of this offering determined at the pricing.

20

OUR BUSINESS

Overview

Founded in 2005 and headquartered in New South Wales, Australia, GD Wellness Pty Ltd (“GD”) is a wholly owned subsidiary of Fitell Corporation, a Cayman Islands company (together with its subsidiaries, “Fitell,” “us,” “our,” “we,” or the “Company”). We are an online retailer of gym and fitness equipment both under our proprietary brands and other brand names. Our mission is to build an ecosystem with a whole fitness and wellness experience powered by technology to our customers. GD has served over 100,000 customers with large portions of sales from repeat customers over the years, which we believe to be a testament of our product quality and brand loyalty. Our brand portfolio can be categorized into three proprietary brands under our Gym Direct brand: Muscle Motion, Rapid Motion, and FleetX, in approximately 2,000 stock-keeping units (SKUs).

In addition to our all-around fitness equipment portfolio to individual and commercial customers, we launched three new business verticals with integration of technology in 2021.

1.	Smart Connected Equipment: Still in development and initiated in May 2021, our smart fitness equipment is a natural extension of our core business and includes interactive exercise bikes and workout mirrors. We expect commercial launch in June 2024, with retail products being available in July/August 2024.

2.	1FinalRound: Our AI-powered interactive platform with our proprietary online training content and capability to be interactive with personal trainers, follow members and track workout progress.

3.	Boutique Fitness Clubs Licensing: Leveraging our years of experience in the fitness and wellness industry servicing both businesses and individual customers, we launched our licensing business in late 2021. mYSTEPS Training Clinic, a new concept fitness club chain, is our first licensee and dedicated to helping fitness-savvy and health-conscious consumers with higher disposable incomes achieve a motivating and healthy lifestyle with an engaging and dynamic fitness community in both online and offline settings.

21

Products and Services

Fitness Equipment

We market and sell fitness equipment and related products as well as serving as a one-stop shop for business setup from personal training studios to commercial gyms. Our full spectrum of product coverage is exemplified by the following three proprietary brand names, which represent over 84% of our revenues in the fiscal year ended June 30, 2023 and over 79% of our revenues in the six months ended December 31, 2023:

●	Our Muscle Motion brand is a supplier of home gym and commercial strength-training equipment. Products have an emphasis on weights, bars, power racks, benches, and gym machines.
●	Our Rapid Motion brand features similar products as Muscle Motion but with a stronger focus on commercial items.
●	Our FleetX brand focuses on cardio equipment, including products such as rowing machines, exercise bikes, treadmills and more. All of these items are available in both home and commercial-grade quality.

In our fitness equipment business segment, we sell our products directly to customers through online or offline platforms. Revenue from our own e-commerce website accounted for approximately 67.73% and 62.43% of our total sales for the fiscal year ended June 30, 2023 and the six months ended December 31, 2023, respectively, with the remaining sales derived from commercial sale orders, our showroom and phone orders as well as third party channels, such as Bunnings Marketplace and eBay.

Licensing Business

We offer a turnkey solution for personal training studios and commercial gym chains. The primary focus of our licensing business is the new concept fitness studios established to meet the increasing demand of affluent, educated, middle class individuals with higher brand awareness and loyalty, usually from ages 28 to 55. Our typical licensees are either entrepreneurs or fitness professionals and teams with established track records who share the same vision of building the next-generation of multi-dimensional fitness centers. We work closely with our licensees and offer the following services:

●	Site selection and preparation;
●	Designing and build-out;
●	Outfitting their facilities with our proprietary state-of-the-art equipment and related products;
●	Comprehensive pre-opening support;
●	Installation of intuitive members management systems and in-depth training;
●	Integrating social communication apps;
●	Training services for personal trainers and coaches; and
●	In-person training and virtual training which gives greater flexibility and convenience to time poor users

We assisted our first licensee, Js & Je Company Limited, in opening 6 mYSTEPS fitness centers in Eastern China as of April 25, 2022. Pursuant to our license agreement with our first licensee, the territories in which our licensee will seek opportunities to open fitness centers are Indonesia, Singapore, Malaysia, mainland China, Hong Kong, and Macau. Fees payable by our licensee to us are a base fee per annum of US$125,000 plus US$40,000 for each opened fitness center per annum.

22

We also plan to support our licensee with access to high quality accredited health supplements selected by us and to introduce trendsetting designers to design proprietarily branded clothing and accessories to the members of our licensees, enhancing both their brand loyalty and profitability. Currently, our licensee is evaluating various site opportunities and offers, and expects to open 2 to 5 more studios in the next 12 months, and will continue to explore opportunities in Indonesia, Singapore, and Malaysia. Revenue from the licensing agreement was less than 12.0% of the Company’s revenue in the fiscal year ended June 30, 2022 and less than 16.0% of the Company’s revenue in the fiscal year ended June 30, 2023, and 5.4% of the Company’s revenue in the six months ended December 31, 2023.

With approximately two decades of experience in the fitness market and constant innovative product development based on feedback collected over the years from our customers, we are developing a model that allows fitness users to access the flexibility of virtual training platforms with connected machines or in-person offline training modules in the licensed studios. We believe this offering not only promotes broader awareness and acceptance of the online and offline model in the fitness industry, but also delivers unique fitness experiences to broader gym goers to increase exercise frequency virtually while encouraging the development of experiences at offline studios with interactive programs.

Interactive Fitness Equipment and Platform/Mobile Application

The COVID-19 pandemic has dramatically changed how we live, work, play and stay healthy. The fitness industry, without exception, has undergone profound transformation in the past years, starting with the closure of gyms and fitness studios followed by growth in smart fitness equipment. We are currently developing our smart fitness equipment through a Shenzhen, China-based service provider specializing in AI-powered products like interactive-monitors/screens, handheld devices, as well as platform development, in building innovative integrated fitness equipment and interactive platforms designed to provide a seamless connection between users and our user-friendly platform, proprietary content, and interactive equipment. Fitness Mirror, an e-training platform, and Yoga-Mirror are in final testing stages, and we expect to commercially launch these platforms in June 2024. The beta versions of these platforms have been in trial stages since March 2022.

Our joint development of interactive fitness equipment and platforms with subscription service comprises the following:

●	Smart connected equipment: interactive exercise bikes, treadmills, and workout mirrors with built-in touchscreens and training content platforms.

●	1FinalRound: our proprietary artificial intelligence training platform under development, currently in its final testing stage.

○	1FinalRound will come pre-installed with our interactive fitness equipment. Its key features include visual and trackable workout progress and results available to mobile users.
○	Customized solutions will be available as a premium for one-on-one remote coaching. Users pay a premium and will receive customized programs to fit individual schedules and personalized needs.
○	It will allow both online and offline users to participate in the training either on their own schedule or via livestreaming to interact with other subscribed members to encourage a more interactive, engaging and motivating lifestyle.

23

Sales and Marketing

In our fitness equipment business segment, we sell our products directly to customers through online or offline platforms. Revenue from our own e-commerce website accounted for approximately 67.73% and 62.43% of our total sales for the fiscal year ended June 30, 2023 and the six months ended December 31, 2023, respectively, with the remaining sales derived from commercial sale orders, our showroom and phone orders as well as third party channels, such as Bunnings Marketplace and eBay. Our marketing strategy focuses on delivering fitness equipment to our customers and, in the future, to our licensees and their members and raising awareness of our brand through a broad range of channels. These channels include Google Search (organic and paid), Google Shopping Campaign, Google Ads word, affiliate partners programs, social media such as Facebook and Instagram, e-mail marketing, SMS marketing, E catalogue, and First Australia Fitness Mobile App. We utilize a multi-prong marketing strategy focused on attracting and educating prospective customers and licensees, driving demand with new and existing customers and increasing general awareness and affinity for our brand. Our loyalty program Gym Direct Lion Rewards Club is used to encourage both repeat purchases and order sizes and enhance brand loyalty.

Online

In our online business, we predominately sell our fitness products directly to consumers through our website GymDirect.com.au, which was first launched in 2007. Customers can find the three proprietary brands of Gym Direct along with other fitness equipment retail brands on our e-commerce website. All of our products are listed on our website, which is also a key channel for our customer acquisition.

Offline

Our offline business is conducted through phone, e-mail, and showroom sales for large and repeat customers. We generally provide opportunities for our commercial or repeat customers (including fitness studios, gyms, and government institutions) to view our products prior to ordering to help secure large customer orders. Alternatively, we often customize the combination of products to our commercial customers based on their budgets and actual floor plans. Our showroom carries a large variety of strength and cardio equipment and other fitness equipment/machines as well as accessories. In addition, we offer programs that provide price promotion to incentivize sales, such as our Lion Loyalty Reward Program and Special EDM campaign that target different groups of customers on a regular basis.

Licensing Business Marketing

Propelled by the momentum of our first licensee, our primary focus for marketing to prospective licensees includes a mix of social, digital, search, referral, and experiential marketing. We offer prospective licensees a turnkey solution with our high-quality products and license our trademarks, including Gym Direct, Muscle Motion, FleetX, and Rapid Motion, which cover the functional needs of the studios as well as enable users to access the one-stop shop of Gym Direct via website or application.

In addition, with the introduction of 1FinalRound and smart connected fitness equipment via our corporate website and application, which are accessible to our licensees, we are able to broaden our marketing coverage virtually as well as with our physical branded products. We believe the coverage of the brand awareness extends beyond the physical locations of our licensees and penetrates into wider markets and segments of fitness consumers.

24

Product Design and Innovation

To provide our customers with high quality user experience, we constantly search for creativity and innovation to expand and diversify our product portfolio by leveraging different resources and channels. Our procurement team identifies trends and popular fitness equipment development locally and globally to create on-trend fitness equipment and content for our customers and users. Our customer team also conducts surveys periodically to obtain feedback for product modification and improvement. After identifying new trends or product types, we will consult with our in-house product development advisors and engineer designers from suppliers to co-develop such fitness equipment. Our suppliers will then complete the manufacturing and provide sample products for inspection and testing. After this process, we will confirm the purchase order with our suppliers for the newly developed product.

Suppliers and Customers

We enjoy a broad network of our product suppliers and customers. In addition, searching for qualified alternative suppliers and manufacturers has been our priority, which we believe will limit the risks of single source of supply, and we have developed contingency plans for supply disruptions. We currently have 35 suppliers, 14 of which are Australian suppliers and 21 are overseas suppliers.

Approximately 53% of our products come from overseas suppliers and they predominantly manufacture made-to-order products, such as commercial machine equipment XRFM series and FT1009 under our proprietary brands Muscle Motion and Rapid Motion and FX AB03 bike and FleetX Rower are under our proprietary brand FleetX. Payment terms with our suppliers vary.

Below is a tabular summary of our relationships with suppliers that represent over 5% of our supplies:

Supplier Name	Product Name	Terms
Nantong Tengtai Sporting Fitness (28.63%)	Rubber Hex Dumbbells	Payment paid against copy of B/L. Seller releases the B/L to buyer after receiving payment.
Nantong Duro Fitness Co Ltd (16.55%)	Weight Plates	Payment within 14 days from receiving goods.
QINGDAO IMBELL SPORTING GOODS CO. LTD. (10.66%)	Strength Products	Payment paid against copy of B/L. Seller releases the B/L to buyer after receiving payment.
Morgan Imports Pty Ltd (9.64%)	Boxing & MMA products	1st of the following month.
Leisure Concepts (7.66%)	Strength Products	At sight of invoice.
IFit (5.16%)	Cardio Products	30 days from invoice.

The top three suppliers representing over 5% of the Company’s supplies are based in China. The Company has not entered into any written agreements with these four suppliers, but places purchase orders with these three suppliers as needed. The rest three suppliers are based in Australia. The company has not entered into any written agreements with these suppliers, but places purchase orders with these two suppliers. The Company has no material affiliations or relationships with any of the above six suppliers.

In the twelve-month period ended June 30, 2023, we received 15,189 orders and 23,231 customers, a decrease of 42.6% and a decrease of 41% respectively, compared to the same period in 2022. In the twelve-month period ended June 30, 2022, we received 26,467 orders and 39,573 customers, a decrease of 42.6% and an increase of 17.07%, respectively, compared to the same period in 2021. This was primarily due to inflation and raising of interest rates in Australia, has significantly reduced the disposal income of Australia households and affected the consumers’ sentiment. In the fiscal year ended June 30, 2023, the inflation was more than 6% throughout the year, and the Australia cash rate target, which was set by the Reserve Bank of Australia, has also increased from 0.10% to 4.10%.

25

Our e-commerce conversion rates have decreased by 14.91% from 1.61% in fiscal year 2022 to 1.37% in fiscal year 2023. Approximately 26.6% of orders were from existing customers and the average purchase frequency was 1.19 across all customers in fiscal year 2023. Customers with redeeming loyalty rewards purchased approximately 4.26 times on average per fiscal year. The number of our repeat customers decreased from 7,844 in fiscal year 2022 to 3,453 in fiscal year 2023. Based on our database, customers stood at 171,905 members by end of fiscal year 2023, compared to 167,264 members at the end of fiscal year 2022, which we believe reflects the ability of the business to respond in economic downturn with challenging obstacles.

Below is a tabular summary of our online customer purchase data:

Status	# of Customers	Average Size of Order	Average Total Spending
First time Customers FY2022	17,786	2.2 Units	$389.60
Return Customers FY2022	7,844	2.7 Units	$376.05

Status	# of Customers	Average Size of Order	Average Total Spending
First time Customers FY2023	8,528	2.4 Units	$467.96
Return Customers FY2023	1,259	3.1 Units	$1,678.79

We received 15,189 orders and acquired 23,321 customers in fiscal year 2023, a decrease of 42.6% and 41.1%, respectively, compared to the same period of fiscal year 2022.

In addition to our retail customers, our commercial customers include chains of fitness gyms and studios, government agencies, schools, healthcare providers and educational institutions.

Below is a graph summary of the percentage of our customer type:

26

Below is the graph summary of revenue by customer type:

For fiscal year 2023, retail customers accounted for 75.0% of the Company’s total revenue.

Growth Strategy

Our goal is to grow our fitness equipment business segment while continuing to engage and retain our loyal community of customers and fitness platform members. Our business development and expansion strategies over the next two to three years are as follows:

Increase Fitness Equipment Product Marketing

●	We currently rely primarily on organic traffic through search engine optimization to achieve customer acquisition. Leveraging our high-ranking position in search engine result pages, we intend to expand our strategic investment on marketing campaigns in Key Opinion Leaders (KOLs), sponsoring sports events and outdoor advertisement.

Development of Private-Label Cardio Equipment

●	The profit margin for cardio fitness equipment is higher than that of strength and weight equipment. We intend to develop our proprietary branded cardio equipment to increase our profitability in the market.

Development of Gym Direct Mobile Application

●	Traditionally, we only use our e-commerce website as a platform to sell our products and communicate with our retail customers. We are now developing a native mobile application to further expand the marketing platform and provide easy, repeatable and convenient shopping experiences for customers, which will also be beneficial in tracking consumer trends and purchasing data. The beta versions of these platforms have been in trial stages since March 2022 and the official version has been launched since November 2023.

27

Expansion of Licensing Business

●	Leveraging our years of experience in the fitness and wellness industry servicing both business and individual customers, we launched our licensing business with mYSTEPS Training Clinic in late 2021. As of the date of this prospectus, mYSTEPS has opened 6 fitness and gym studios. Currently, our licensee has no plans to open additional fitness centers in China (including Hong Kong and Macau) due to COVID-19 policies and market conditions and will continue to explore opportunities in Indonesia, Singapore, and Malaysia. Based on the current license sold, we believe there will be long-term potential and opportunities for us outside of the Australian market. Going forward, we intend to seek opportunities to expand our licensing partnership footprint in the Asia-Pacific regions with other selective partners.

Development of Smart Connected Equipment and Digital Fitness Program

●	Digital subscription-based machines have led the trend in the U.S. market, such as Mirror, Peloton, Tonal, where the demand for interactive fitness applications has risen. We plan to expand into this market in Australia and Southeast Asia where the concept of the home gym has not been fully deployed.
●	Growing brand awareness.
●	Improving member experience.
●	Leveraging our database of customers which we have accumulated from the sales of fitness equipment to increase interactive cardio equipment sales and subscription revenues.
●	Continuing to launch new and innovative content and products.

Opportunities to Explore Other Revenue Streams

●	Leveraging our expertise in targeting health-conscious consumer audiences, we plan to develop a host of solutions for white-label functional health supplement products, including muscle building beverages, vitamins and other sports nutrition products in Australia and Asia-Pacific regions. We have engaged an Australian pharmaceutical company to develop formulas for muscle protein powder, multi-vitamins and post-exercise drinks. These products are developed based on the existing data and feedback we received from our customers and intend to target these health-conscious consumers.

●	Leveraging our expertise in developing and marketing fitness equipment, there is the opportunity for us to expand our businesses into used fitness equipment sales (e-commerce), including used home cardio machines and other domestic used fitness equipment.

●	In addition, we also intend to expand our business segments to target the health and fitness needs of our target consumers in the following cross selling opportunities: apparel, niche sports and health equipment, and sporting footwear, among others, which widen the shopping choices to fitness-conscious or generic consumers.

28

Impact of COVID-19

With the outbreak and spread of the COVID-19 pandemic, the fitness industry was negatively impacted in Australia in terms of fitness and gym studios due to the lockdown policies. Therefore, we believe that more and more health-conscious consumers steered their demand toward in-house fitness and gym equipment. Throughout the pandemic, we experienced increased demand in both number of customers and orders.

●	The number of customers increased by 181.9% in fiscal year 2020 to 31,935, compared to 11,329 in fiscal year 2019.
●	Orders increased by 170.7% in fiscal year 2020 to 29,393 orders, compared to 10,860 in fiscal year 2019.
●	Revenue increased by 53.0% in fiscal year 2020, compared to fiscal year 2019. However, the year-on-year increase has been sustained as we maintained the growth in fiscal year 2021 since we believe more consumers have become health and fitness conscious post-pandemic. Further, we believe the pandemic has led to the shift in consumer behavior as more consumers engage in online shopping and we believe that our online platform enables them to easily conclude their purchasing decisions.

Supply Chain Challenges and Strategies

●	Buying cost increase:

Due to the impact of the COVID-19 pandemic, the cost of raw materials has increased in the last 2 to 3 years, which caused our buying cost increase of approximately 10-30%, and even more than 50% for limited items, in fiscal year 2020 as compared to fiscal year 2019.

●	Leading time increase:

Due to the impact of the COVID-19 pandemic, the leading time of manufacturing and logistics increased dramatically, which caused the increase of our minimum order quantity. Prior to the COVID-19 pandemic, the average manufacture leading time is approximately 6 to 8 weeks, which increased to 6 to 12 months during the COVID-19 pandemic. Sea freight usually took approximately 3 to 4 weeks pre-pandemic and had increased to 6 to 8 weeks during the pandemic.

●	Logistics cost decrease:

During the fiscal year of 2023, sea freight costs decreased dramatically by approximately 89.0%, which caused the decrease of landing cost of the products accordingly.

Sea freight cost	Mid of 2022 (AUD)	Mid of 2023 (AUD)	Decrease
20GP from Shanghai	$5,501.76	$602.65	89.0%

●	Delayed Delivery:

Prior to the COVID-19 pandemic, delivery was approximately 1 to 2 business days to metro and NSW areas in Sydney, Australia, 2 to 3 business days in transit for interstate or other metro cities, and approximately 5 business days to remote areas. During the COVID-19 pandemic, approximately 5 to 12 business days delay were expected to all deliveries due to higher volumes of orders and lockdown restrictions.

●	Strategies for Possible Out-of-Stock Products

Due to the increased sea freight cost and the delays in shipment, we increased our minimum order quantity (MOQ) to ensure sufficient stock. In the meantime, we also intend to engage with a third party logistic (3PL) service provider overseas as a satellite warehouse to improve stock availability to meet in-time delivery. As the peak of the pandemic eased, stock returned to usual levels by April 2022 when the pandemic effects around the world became more stable.

●	Actions and Initiatives to Mitigate Challenge

○	We believe the establishment of 3PLs in both overseas locations and interstate locations will significantly reduce our logistic costs while maintaining higher efficiency rates with sound procurement procedures;
○	“Catch me if you can” strategy: Constant launch of innovative and unique products to ensure healthy and above-average gross profit margins;
○	Natural hedging strategy with expansion of licensing business in South-East Asia;
○	Frequent pricing review procedures to ensure our competitiveness while avoiding any pricing wars by strategically bringing new offers of services and products;
○	The position of GD, with both virtual training modules and physical products offerings, gives competitive advantages to our business while mitigating the objective challenges.

29

Competition

The market for all fitness related products is highly competitive. However, we believe our quality, innovation, pricing and loyal customers position us competitively in the marketplace. We are not only involved in at-home fitness equipment but also in commercial equipment solutions by both offline selling and e-commerce platforms.

Our principal competitors include Nautilus, Peloton, ICON Health & Fitness (NordicTrack), Johnson Health Tech, Technogym, Echelon, Mirror, Hydrow, Tonal, JaxJox and Tempo. We also compete with marketers of smart device applications focused on fitness training and coaching, such as Peloton, Zwift, Strava, Mirror, BeachBody, Apple Fitness+, NeoU, Equinox+, FitScope, FitOn, Fulgaz Video Cycling, Sufferfest Training Systems, At Home Workouts by Daily Burn, and NIKE® Training Club. Additional marketers of competitive products include the following: activity trackers and content-driven physical activity products, such as Fitbit®, Garmin vivofit®, Whoop, and Oura; group fitness, such as cross-fit classes; and gym memberships, each of which offers alternative solutions for a fit and healthy lifestyle.

Competitive Strengths

We believe that there are several competitive strengths that differentiate us from our competitors.

Proprietary Brands and Diversified Product Portfolio

●	Our three proprietary brands – Muscle Motion, Rapid Motion, and FleetX – provide both in-home options and commercial solutions. Our product portfolio of these three diversified brands spans a variety of popular fitness and workout verticals, including weightlifting, stretch, yoga, boxing, running and cycling. We believe that our diversification represents competitive advantages compared to other competitors in the market. With the development of the integrated fitness equipment and virtual platform, we believe we will be able to create more valuable opportunities for business expansion.

Innovative Smart Connected Equipment

●	Our connected equipment, which has been the global trend for the fitness and gym industry, is also under development. Initiated in May 2021, our development concept includes interactive exercise bikes and workout mirrors. We expect that the interactive gym equipment will be commercially launched in June 2024 and believe that our new product will better serve both retail and commercial customers and accelerate our business growth.

Virtual Training Platform with Cutting Edge Content

●	Leveraging our years of experience in the fitness and wellness industry, we have developed an online proprietary training platform – 1FinalRound – which will be pre-built into our connected equipment that allows our customers to maintain engagement with us during any potential temporary closures of gyms and studios. This model allows flexibility for both online and offline users to participate in training either on their own schedules or via livestreaming to interact with other subscribed members to encourage more interactive, engaging and motivating lifestyles. The platform will provide an extensive offline library with high production value or various online live stream experiences. Moreover, based on the large, consolidated dataset we received from our fitness equipment customers, we believe we will be able to create and develop on-trend fitness content for our users.

30

Consolidated Database with Loyal Customer Base

●	GD has served over 100,000 customers with large portions of sales coming from repeat customers over the years. We believe that our sales strategies also create inventive solutions for existing customers and drive loyalty. As of June 30, 2023, 12.86% of our orders are from existing customers, the average purchase frequency is 1.19 across all customers while the average purchase frequency is 6.53 among loyalty reward members, and the average time to second purchase is approximately 1.36 months. We believe that we will be able to deepen our customer loyalty through our newly developed Gym Direct mobile application and 1FinalRound.

Compelling and Scalable Licensing Model

●	We license our gym and equipment trademark and share our business processes and branding with our licensees, and in exchange we charge royalties and other fees for our services. We intend to provide support to help our licensees optimize their business performance and maximize their return on investment. We believe that with the growth potential and strong unit economics of the Asia-Pacific region, we will be able to scale this licensing model and make us a leader in the region’s boutique fitness market.

Intellectual Property

Trademarks, patents and other forms of intellectual property are vital to the success of our business and are an essential factor in maintaining our competitive position in the health and fitness industry. We own the following trademarks: Gym Direct, Muscle Motion, Rapid Motion and FleetX. We regularly monitor commercial activity in our industry to identify potential infringement of our intellectual property. We protect our proprietary rights and attempt to take prompt, reasonable actions to prevent counterfeit products and other infringement on our intellectual property.

31

Facilities

Our corporate headquarters are located at 23-25 Mangrove Lane, Taren Point, New South Wales 2229, Australia, where we occupy facilities totaling over 30,000 square feet. Our showroom and storage facility are located at the same address as our corporate office.

We lease the facilities in Taren Point, New South Wales, Australia. The lease commenced on July 15, 2018 and was extended on July 14, 2023 for two years until July 14, 2025. The monthly lease payment is AUD43,333, with goods and services tax, and is subject to an annual escalation rate of 3%.

32

Our Employees

As of the date of the prospectus, we have a total of 15 employees with 12 full-time employees, 2 part-time employee, and 1 casual employee —3 employees serve as management, 6 employees serve as sales and marketing, 4 employees serve as warehouse management, and 2 employees serve as procurement and logistics. All of our employees and contractors are located in Sydney, Australia. Our employees are not represented by a labor organization or covered by a collective bargaining agreement. We have not experienced any work stoppages. We believe that we maintain a good working relationship with our employees, and we have not experienced any major labor disputes.

Legal Proceedings

We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business. As of the date hereof, neither we nor any of our subsidiaries is a party to any pending legal proceedings, nor are we aware of any such proceedings threatened against us or our subsidiaries.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to beneficial ownership of our Ordinary Shares as of the date of the Prospectus by:

●	Each person who is known by us to beneficially own more than 5% of our outstanding Ordinary Shares;

●	Each of our directors and named executive officers; and

●	All directors and named executive officers as a group.

33

As of the date of this prospectus, the Company is authorized to issue 500,000,000 Ordinary Shares with a par value $0.0001 each. The number and percentage of Ordinary Shares beneficially owned before the offering are based on 20,103,636 Ordinary Shares issued and outstanding as of the date of this prospectus. The number and percentage of Ordinary Shares beneficially owned after the offering are based on the closing of this reasonable best efforts offering (and assuming the sale of 100% of the Ordinary Shares offered hereby and no pre-funded warrants at an assumed combined public offering price of $[_] per Ordinary Share and accompanying ordinary share warrant (based upon the last reported sale of our Ordinary Shares on Nasdaq on [   ], 2024)), and excludes Ordinary Shares issuable upon the exercise of warrants sold in this offering. Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Ordinary Shares underlying options, warrants or convertible securities held by each such person that are exercisable or convertible within 60 days are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Except as otherwise indicated in the footnotes to this table, or as required by applicable community property laws, all persons listed have sole voting and investment power for all Ordinary Shares shown as beneficially owned by them. Unless otherwise indicated in the footnotes, the address for each beneficial owner is in the care of the Company at 23-25 Mangrove Lane, Taren Point, NSW 2229 Australia.

	Ordinary Shares Beneficially Owned Prior to this Offering			Ordinary Shares Beneficially Owned Immediately After This Offering			Percentage of Votes Held After this Offering
	Number	Percent		Number	Percent		Percent
Directors and Executive Officers:
Jieting Zhao(1)	6,440,000	32.0	%(1)	6,440,000		%		%
Jamarson Kong	-	-		-	-		-
YinYing Lu	-	-		-	-		-
Guy Adrian Robertson	-	-		-	-		-
Lawrence W. Leighton	-	-		-	-		-
Jun Wu	-	-		-	-		-
Daniel J. Ross	-	-		-	-		-
5% Shareholders:
SKMA Capital and Investment Ltd.(1)	6,440,000	32.0%		6,440,000		%		%
Flying Height Consulting Services Limited (2)	8,983,636	44.7%		8,983,636		%		%

(1)	These Ordinary Shares are held by SKMA Capital and Investment Ltd, a company incorporated under the laws of the British Virgin Islands (“SKMA”). Since Jieting Zhao is the 100% owner of SKMA, she is deemed as the beneficial owner of these securities.

(2)	On January 15, 2024, the Company entered into the Private Placement Purchase Agreement with Flying Height Consulting Services Limited (the “Private Placement Investor”), pursuant to which the Company issued to the Private Placement Investor a three-year 8% senior secured convertible promissory note in the principal amount of $3,600,000, with an 8% original discount and a stock purchase warrant to purchase 5,645,455 Ordinary Shares. On January 19, 2024, the Private Placement Investor converted the full amount of the promissory note. On March 19, 2024, the Private Placement Investor exercised the stock purchase warrant in full via cashless exercise for an aggregate of 8,983,636 ordinary shares. The address of the Investor is Flat/Rm 7022, Block D, 7/F, Tak Wing Ind Building 3, Tsun Wen Road, Tuen Mun NT, Hong Kong.

As of the date of the prospectus, we have eight (8) shareholders of record.

History of Share Capital

We were incorporated in the Cayman Islands as an exempted company with limited liability on April 11, 2022.

As of the date of this prospectus, our authorized share capital consists of $50,000 divided into 500,000,000 shares, par value $0.0001 per share. Holders of Ordinary Shares are entitled to one vote per share.

34

Upon our reorganization, on May 4, 2022, the Company issued 280,000 Ordinary Shares each to L&H Investment Management Limited, a company incorporated under the laws of the British Virgin Islands, and PRMD Investment Consultation Company Limited, a company incorporated under the laws of the British Virgin Islands, representing issuances to our co-founders. In addition, one (1) Ordinary Share was transferred back to SKMA from the registered office service provider in the setup of the Company. In November 2022, the Company issued an aggregate of 1,120,000 Ordinary Shares to several advisors for consultancy services.

As of May 5, 2022, we entered into a Share Exchange Agreement (“Share Exchange Agreement”) with KMAS, which holds all of the issued and outstanding shares of GD, and SKMA Capital and Investment Ltd, a company incorporated under the laws of the British Virgin Islands (“SKMA”), which holds all of the issued and outstanding shares of KMAS, pursuant to which the Company shall acquire all of the shares in the KMAS from SKMA in exchange for the Company issuing 6,439,999 Ordinary Shares to SKMA in accordance with the terms of the Share Exchange Agreement.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our Articles and Memorandum of Association are summaries and do not purport to be complete. Reference is made to our Articles and Memorandum of Associations, copies of which are filed as exhibits to this registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “Articles” and the “Memorandum”).

We were incorporated as an exempted company with limited liability under the Companies Act (Revised) of the Cayman Islands (which is referred to in this section as the “Cayman Companies Act”). A Cayman Islands exempted company is a company that conducts its business mainly outside the Cayman Islands and:

●	may issue shares with no par value;

●	is prohibited from making any invitation to the public in the Cayman Islands to subscribe for any of its securities;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can affect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

35

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Ordinary Shares

Our Ordinary Shares are issued in book entry form and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

As of the date of this prospectus, the authorized share capital of the Company is $50,000 divided into 500,000,000 Ordinary Shares of $0.0001 par value each. Subject to the provisions of the Cayman Companies Act and the provisions, if any, of the Articles, and any directions given by any ordinary resolution and the rights attaching to any class of existing shares, the directors may issue, allot, grant options over or otherwise dispose of shares (including any fractions of Shares) and other securities of our company at such times, to such persons, for such consideration and on such terms as the directors may determine. Such authority could be exercised by the directors to allot shares which carry rights and privileges. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Listing

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “FTEL,” and began trading on August 8, 2023.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is Vstock Transfer, LLC.

Dividends

Subject to the provisions of the Cayman Companies Act and any rights attaching to any class or classes of shares under and in accordance with the Articles, the holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may by ordinary resolution declare a final dividend, but no dividend may exceed the amount recommended by our directors. Subject to the Cayman Companies Act requirements regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie, and unless provided for by the rights attached to a share, no dividend or other monies payable by the Company in respect of a Share shall bear interest.

Voting Rights

Any action required or permitted to be taken by the shareholders must be taken at a duly called and quorate general meeting of the shareholders entitled to vote on such action, or in lieu of a general meeting, be effected by a resolution in writing. On a show of hands each shareholder is entitled to one vote or, on a poll, each shareholder is entitled to one vote for each ordinary share, voting together as a single class, on all matters that require a shareholder’s vote. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or one or more shareholders present in person or by proxy entitled to vote and who, individually or collectively, hold at least 10 percent of the voting rights of all those who have a right to vote on the resolution.

36

A quorum required for a meeting of shareholders consists of one shareholder present if the Company only has one shareholder and two shareholders present if the Company has more than one shareholder. Shareholders may be present in person or by proxy or, if the shareholder is a legal entity, by its duly authorized representative. Shareholders’ meetings may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding at least 10 percent of the rights to vote at such general meeting. Advance notice of at least five clear days is required for the convening of our annual general shareholders’ meeting and any other general shareholders’ meeting.

Election of directors

Directors may be appointed by an ordinary resolution of our shareholders or by the directors of the Company.

Meetings of directors

At any meeting of directors, a quorum will be present if two directors are present, unless otherwise fixed by the directors. If there is a sole director, that director shall be a quorum. A person who holds office as an alternate director shall be counted in the quorum. A director who also acts as an alternate director shall be counted twice towards the quorum. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Transfer of Ordinary Shares

Any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors. Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share whether or not it is fully paid up without assigning any reason for doing so. If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation

On a return of capital on winding up, the shareholders may, subject to the Articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following: (a) to divide in specie among the shareholders the whole or any part of the assets of the Company and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and (b) to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any shares as required by the Cayman Companies Act.

37

Redemption of Shares

Subject to the Cayman Companies Act, we may by our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option on the terms and in the manner its directors determine before the issue of those shares; and

(b)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase and agree with the shareholder.

Under the Cayman Companies Act, the repurchase of any share may be paid out of our company’s profits, out of our share capital account or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or, subject to certain conditions, out of capital. If the repurchase proceeds are paid out of the Company’s capital, the Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Cayman Companies Act, no such share may be repurchased (1) unless it is fully paid up, (2) if such repurchase would result in there being no shares outstanding, and (3) unless the manner of purchase (if not so authorized under the memorandum and articles of association) has first been authorized by a resolution of our shareholders. In addition, under the Cayman Companies Act, the Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Variations of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class or series), may be varied either with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Changes in the number of shares we are authorized to issue and those in issue.

Subject to the Cayman Companies Act, our shareholders may, by ordinary resolution:

●	increase or decrease the authorized share capital of the Company;

●	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

●	subdivide our authorized shares or any of them into shares of an amount smaller than that fixed by the Memorandum, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the share from which the reduced share is derived;.

●	convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination; and

●	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Subject to the Cayman Companies Act, our shareholders may, by special resolution, reduce its share capital in any manner.

Issuance of Additional Shares

Our Memorandum and Articles of association authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

38

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Differences in Corporate Law

The Cayman Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Cayman Companies Act and the current Companies Act of England. In addition, the Cayman Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

Mergers and Similar Arrangements

The Cayman Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a new consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is affected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a) the statutory provisions as to the required majority vote have been met;

(b) the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c) the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d) the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act.

39

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

(a) an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

(b) an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

(c) an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty. Our Articles provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

40

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles of association.

Anti-Takeover Provisions in Our Articles

Some provisions of our Articles may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Under the Cayman Companies Act, our directors may only exercise the rights and powers granted to them under our articles for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company owes fiduciary duties to their respective companies to, amongst other things, act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. Core duties are: (a) a duty to act in good faith in what the director bona fide considers to be in the best interests of the company (and in this regard, it should be noted that the duty is owed to the company and not to associate companies, subsidiaries or holding companies), (b) a duty not to personally profit from opportunities that arise from the office of director, (c) a duty of trusteeship of the company’s assets (d) a duty not to put himself in a position where the structures of a company conflict of his or her personal interest on his or her duty to a third party to avoid conflicts of interest; and (e) a duty to exercise powers for the purpose for which such powers were conferred. A director of a Cayman Islands company also owes the company a duty to act with skill, care and diligence. A director need not exhibit in the performance of his or her duties a greater degree of skill than may be reasonably expected from a person of his or her knowledge and experience. In fulfilling their duty of care to us, our directors must ensure compliance with our articles of association, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.

Our independent directors also serve as members of the audit committee, the compensation committee, and the nomination and corporate governance committee of the board upon the effectiveness of the registration statement and have additional duties under the charters of the committees.

41

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten per cent of our paid up voting share capital deposited in accordance with the notice provisions in the Articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than twenty-one clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of twenty-one clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Our Articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings. However, our corporate governance guidelines require us to call such meetings every year.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Cayman Companies Act, our Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our Articles of Association (which include the removal of a director by ordinary resolution), the office of a director may be terminated forthwith if (a) he is prohibited by the laws of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors generally, (c) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (d) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise, or (e) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

42

The Cayman Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although the Cayman Companies Act does not regulate transactions between a company and its significant shareholders, under Cayman Islands law such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under the Cayman Companies Act and our Articles, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if the Company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Cayman Companies Act and our Articles, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied if one of the following applies:  (a) the shareholders holding not less than two thirds of the issued shares of that class consent in writing to the variation; or (b) the variation is made with the sanction of a special resolution of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Cayman Companies Act, our Articles may only be amended by special resolution of our shareholders.

Anti-money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity. Where permitted and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

43

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act(Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act(Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which the Company collects, processes and maintains personal data about investors of the Company pursuant to the Data Protection Act, 2017 of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (“DPA”).

The Company is committed to processing personal data in accordance with the DPA. In its use of personal data, the Company will be characterized under the DPA as a ‘data controller’, whilst certain of the Company’s service providers, affiliates and delegates may act as ‘data processors’ under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to the Company.

This privacy notice puts our shareholders on notice that, by virtue of making an investment in the Company, the Company and certain of the Company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for the Company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the Company is subject or (c) where the processing is for the purposes of legitimate interests pursued by the Company or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with the Company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

The Company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should inform such individuals of the content.

44

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils the Company’s obligation in this respect) (b) the right to obtain a copy of your personal data (c) the right to require us to stop direct marketing (d) the right to have inaccurate or incomplete personal data corrected (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial) (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data (h) the right to complain to the Office of the Ombudsman of the Cayman Islands and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the Company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

DESCRIPTION OF SECURITIES BEING OFFERED

Ordinary Shares

Please see the section titled “Description of Share Capital” in this prospectus for a description of the material terms of our Ordinary Shares and our Articles and Memorandum.

Pre-Funded Warrants being Offered

The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant. Prospective investors should carefully review the terms and provisions of the pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. For each pre-funded warrant we sell, the number of Ordinary Shares we are offering will be decreased on a one-for-one basis.

Purpose. The term “pre-funded” refers to the fact that the purchase price of our Ordinary Shares in this offering includes almost the entire exercise price that will be paid under the pre-funded warrants, except for a nominal remaining exercise price of $0.0001 per share. The purpose of the pre-funded warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding Ordinary Shares following the consummation of this offering the opportunity to invest capital into the Company without triggering their ownership restrictions, by receiving pre-funded warrants in lieu of our Ordinary Shares which would result in such ownership of more than 4.99% (or, upon election of the holder, 9.99%), and receive the ability to exercise their option to purchase the shares underlying the pre-funded warrants at such nominal price at a later date. The pre-funded warrants are immediately separable from the accompanying ordinary share warrant and will be issued separately in this offering, but must be purchased together in this offering. The pre-funded warrants will be issued in certificated form only.

Exercisability and Duration. The pre-funded warrants offered hereby are immediately exercisable (subject to the beneficial ownership limitations described below) and may be exercised at any time until all of the pre-funded warrants are exercised in full.

Exercise Limitation. A holder will not have the right to exercise any portion of the pre-funded warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. The holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such notice is provided to us by the holder, and provided that in no event shall the beneficial ownership limitation exceed 9.99%.

45

Exercise Price. The pre-funded warrants will have an exercise price of $0.0001 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Ordinary Shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the pre-funded warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Cashless Exercise. At the time a holder exercises its pre-funded warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Ordinary Shares determined according to a formula set forth in the pre-funded warrants.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the pre-funded warrants with the same effect as if such successor entity had been named in the pre-funded warrant itself. If holders of our Ordinary Shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the pre-funded warrant following such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of our Ordinary Shares, the holder of a pre-funded warrants does not have the rights or privileges of a holder of our Ordinary Shares, including any voting rights, until the holder exercises the pre-funded warrant.

Governing Law. The pre-funded warrants are governed by New York law.

Ordinary Share Warrants being Offered

Overview

The following summary of certain terms and provisions of the ordinary share warrants offered hereby is not complete and is subject to, and qualified in its entirety by the form of ordinary share warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth the form of ordinary share warrant.

The ordinary share warrants entitle the registered holder to purchase Ordinary Shares at an exercise price equal to $[ ] per share, are immediately exercisable following issuance and terminating at 5:00 p.m., New York City time, five years after the closing of this offering.

The exercise price and number of Ordinary Shares issuable upon exercise of the ordinary share warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the ordinary share warrants will not be adjusted for issuances Ordinary Shares at prices below its exercise price.

46

Duration, Exercisability and Form. The ordinary share warrants are exercisable at any time after their original issuance and at any time up to the date that is five-year anniversary following their original issuance date. The ordinary share warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date to the Company, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. Under the terms of the ordinary share warrant, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to Ordinary Shares issuable upon exercise of the ordinary share warrants until the expiration of the ordinary share warrants. If we fail to maintain the effectiveness of the registration statement and a current prospectus relating to the Ordinary Shares issuable upon exercise of the ordinary share warrants, the holders of the ordinary share warrants will have the right to exercise the ordinary share warrants solely via a cashless exercise feature provided for in the ordinary share warrants, until such time as there is an effective registration statement and a current prospectus. The ordinary share warrants will be issued separately from the Ordinary Shares or the pre-funded warrants, as the case may be, and may be transferred separately immediately thereafter. The ordinary share warrants will be issued in certificated form only.

Exercise Limitation. A holder may not exercise any portion of a ordinary share warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding Ordinary Shares after exercise, as such percentage ownership is determined in accordance with the terms of the ordinary share warrant, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%. However, the holder may increase or decrease such percentage upon notice to us, provided that any increase will not be effective until the 61st day after such notice is provided to us by the holder notice, and provided that in no event shall the beneficial ownership limitation exceed 9.99%.

Exercise Price. The exercise price of the ordinary share warrants is $[ ] per Ordinary Share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Ordinary Shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fractional Shares. No fractional Ordinary Shares will be issued upon exercise of the ordinary share warrants. As to any fraction of a share which the holder would otherwise be entitled to purchase upon such exercise, the Company will, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the nearest whole share.

Transferability. Subject to applicable laws, the ordinary share warrants may be offered for sale, sold, transferred or assigned without our consent. However, the ordinary share warrants will not trade on the Nasdaq Capital Market, and no trading market is expected to develop for the ordinary share warrants.

Cashless Exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the underlying shares to the holder, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Ordinary Shares determined according to a formula set forth in the ordinary share warrant.

47

Fundamental Transactions. In the event of a fundamental transaction, as described in the ordinary share warrants and generally including any reorganization, recapitalization or reclassification of our Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Ordinary Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Ordinary Shares, the holders of the ordinary share warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the ordinary share warrants immediately prior to such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder of a ordinary share warrant will have the right to require us to repurchase its ordinary share warrants at the Black-Scholes value; provided, however, that, if the fundamental transaction is not within our control, including not approved by our Board, then the holder will only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black-Scholes value of the unexercised portion of the ordinary share warrant that is being offered and paid to the holders of our Ordinary Shares in connection with the fundamental transaction.

Rights as a Stockholder. The ordinary share warrant holders do not have the rights or privileges of holders of Ordinary Shares or any voting rights until they exercise their warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the ordinary share warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Governing Law. The ordinary share warrants are governed by New York law.

SHARES ELIGIBLE FOR FUTURE SALE

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “FTEL.” Future sales of substantial amounts of our Ordinary Shares in the public market, or the possibility of these sales occurring, could cause the prevailing market price for our Ordinary Shares to fall or impair our ability to raise equity capital in the future. Upon the closing of this reasonable best efforts offering (and assuming no sale of any pre-funded warrants offered and no exercise of the ordinary share warrants) at an assumed combined public offering price of $[_] per Ordinary Share and accompanying ordinary share warrant (based upon the last reported sale of our Ordinary Shares on Nasdaq on [ ], 2024)), we will have [_] issued and outstanding Ordinary Shares, excluding Ordinary Shares issuable upon the exercise of warrants sold in this offering. Of that amount, [_] Ordinary Shares, excluding Ordinary Shares issuable upon the exercise of ordinary share warrants sold in this offering, will be freely transferable without restriction or registration under the Securities Act, except for any shares purchased by one of our existing “affiliates,” as that term is defined in Rule 144 under the Securities Act. The remaining Ordinary Shares are “restricted shares” as defined in Rule 144. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144 or 701 of the Securities Act.

Lock-up Agreements

Each of our directors and officers has agreed, subject to some exceptions, not to offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests), directly or indirectly, any of our Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares, without the prior written consent of the Placement Agent for a period ending                        after completion of this offering. After the expiration of the                        period, Ordinary Shares held by directors and officers may be sold subject to the restrictions under Rule 144 under the Securities Act or by means of registered public offerings.

Rule 144

16,663,636 of our Ordinary Shares issued and outstanding prior to this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date these shares were acquired from us or from our affiliate would be entitled to freely sell those shares.

48

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●	1% of the number of Ordinary Shares then outstanding, in the form of Ordinary Shares or otherwise, which will equal approximately shares immediately after this offering; or

●	the average weekly trading volume of the Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. In addition, in each case, these shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

TAXATION

The following is a general summary of certain material U.S. federal income tax and Cayman Islands tax considerations. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular shareholder or prospective shareholder. The discussion is based on laws and relevant interpretations thereof in effect as of the date hereof, all of which are subject to change or different interpretations, possibly with retroactive effect.

Subject to the limitations and qualifications stated herein, this discussion sets forth the material U.S. federal income tax considerations relating to the acquisition, ownership and disposition by U.S. Holders (as defined below) of Ordinary Shares acquired pursuant to this offering, the exercise, disposition and lapse of ordinary share warrants acquired pursuant to this offering, the acquisition, ownership, and disposition of Ordinary Shares received upon exercise of such ordinary share warrants (“the “Warrant Shares”), the ownership, exercise and disposition of pre-funded warrants acquired pursuant to this offering, and the Ordinary Shares received upon the exercise of such pre-funded warrants (the “Pre-Funded Warrant Shares”). The term “securities” as used in this discussion includes the Ordinary Shares, pre-funded warrants, ordinary share warrants, Warrant Shares and Pre-Funded Warrant Shares, as applicable.

The discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations thereunder, published rulings and court decisions, all as currently in effect and all subject to change at any time, possibly with retroactive effect. This summary applies only to U.S. Holders and does not address tax consequences to a non-U.S. Holder (as defined below) investing in securities.

This discussion of a U.S. Holder’s tax consequences addresses only those persons that hold securities as capital assets and does not address the tax consequences to any special class of holders, including without limitation, holders (directly, indirectly or constructively) of 10% or more of our equity (based on value or voting power), dealers in securities or currencies, banks, tax-exempt organizations, insurance companies, financial institutions, broker-dealers, regulated investment companies, real estate investment trusts, traders in securities that elect the mark-to-market method of accounting for their securities holdings, persons that hold securities that are a hedge or that are hedged against currency or interest rate risks or that are part of a straddle, conversion or “integrated” transaction, persons required to accelerate the recognition of any item of gross income with respect to the Ordinary Shares as a result of such income being recognized on an applicable financial statement, U.S. expatriates or former long-term residents of the United States, partnerships or other pass-through entities for U.S. federal income tax purposes, U.S. Holders that acquire securities in connection with the exercise of employee stock options or otherwise as compensation for services and U.S. Holders whose functional currency for U.S. federal income tax purposes is not the U.S. dollar. This discussion does not address the effect of the U.S. federal alternative minimum tax, U.S. federal estate and gift tax, alternative minimum tax, the 3.8% Medicare contribution tax on net investment income or any state, local or non-U.S. tax laws applicable to a holder of securities. This discussion does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. state and local, U.S. federal estate and gift, alternative minimum, and non-U.S. tax consequences of the acquisition, ownership and disposition of the securities.

49

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of securities acquired pursuant to this offering that is for U.S. federal income tax purposes: (a) an individual who is a citizen or resident of the United States; (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (d) a trust (i) if a court within the United States can exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all of the substantial decisions of that trust, or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person. The term “non-U.S. Holder” means any beneficial owner of securities acquired pursuant to this offering that is not a U.S. Holder, a partnership (or an entity or arrangement that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes) or a person holding securities through such an entity or arrangement.

If a partnership or an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds securities, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partners in partnerships that hold securities should consult their own tax advisors. You are urged to consult your own independent tax advisor regarding the specific U.S. federal, state, local and non-U.S. income and other tax considerations relating to the acquisition, ownership and disposition of securities.

U.S. Federal Income Tax Consequences of the Acquisition of an Ordinary Share and Ordinary Share Warrant or Pre-Funded Warrant and Ordinary Share Warrant

For U.S. federal income tax purposes, the acquisition by a U.S. Holder of an Ordinary share and accompanying ordinary share warrant or a pre-funded warrant and accompanying ordinary share warrant, as the case may be, should be treated as the acquisition of one Ordinary Share or one pre-funded warrant, as applicable, and one ordinary share warrant. The purchase price for each Ordinary Share and accompanying ordinary share warrant or pre-funded warrant and accompanying ordinary share warrant, as the case may be, will be allocated between these components in proportion to each component’s relative fair market value at the time the securities are purchased by the U.S. Holder. This allocation of the purchase price for each Ordinary Share and accompanying ordinary share warrant or pre-funded warrant and accompanying ordinary share warrant will establish a U.S. Holder’s initial tax basis for U.S. federal income tax purposes in the Ordinary Share or pre-funded warrant, as applicable, and the accompanying ordinary share warrant.

Each U.S. Holder should consult its own tax advisor regarding the allocation of the purchase price for the Ordinary Shares and the accompanying ordinary share warrants or pre-funded warrants and accompanying ordinary share warrants.

Although it is not entirely free from doubt, a pre-funded warrant should be treated as a separate class of Ordinary Shares for U.S. federal income tax purposes and a U.S. Holder of pre-funded warrants and Pre-Funded Warrant Shares should generally be taxed in the same manner as a holder of Ordinary Shares except as described below. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the Pre-Funded Warrant Shares received. Similarly, the tax basis of the pre-funded warrant should carry over to the Pre-Funded Warrant Shares received upon exercise, increased by the exercise price per share. However, such characterization is not binding on the IRS, and the IRS may treat the pre-funded warrants as warrants to acquire Ordinary Shares. If so, the amount and character of a U.S. Holder’s gain with respect to an investment in pre-funded warrants could change, and a U.S. Holder may not be entitled to make the QEF election or mark-to-market election described below to mitigate PFIC consequences in the event the Company is classified as a PFIC. Accordingly, each U.S. Holder should consult its own tax advisor regarding the risks associated with the acquisition of a pre-funded warrant pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

50

U.S. Federal Income Tax Consequences of the Exercise and Disposition of Ordinary Share Warrants

The following discussion is subject in its entirety to the rules described below under the heading “Passive Foreign Investment Company Considerations.”

Exercise of Ordinary Share Warrants

A U.S. Holder should not recognize gain or loss on the exercise of a warrant and related receipt of an Ordinary Share (unless cash is received in lieu of the issuance of a fractional Ordinary Share). A U.S. Holder’s initial tax basis in the Warrant Share received on the exercise of a ordinary share warrant should be equal to the sum of (a) such U.S. Holder’s tax basis in such warrant plus (b) the exercise price paid by such U.S. Holder on the exercise of such warrant. A U.S. Holder’s holding period for the ordinary share received on the exercise of an ordinary share warrant should begin on the date that such warrant is exercised by such U.S. Holder. If we are a PFIC, a U.S. Holder’s holding period for the Warrant Share for PFIC purposes will begin on the date on which such U.S. Holder acquired its ordinary share warrant.

Disposition of Warrants

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in the warrant sold or otherwise disposed of. Subject to the PFIC rules discussed below, any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the warrant is held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Expiration of Warrants Without Exercise

Upon the lapse or expiration of a warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder’s tax basis in the warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the warrant is held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Certain Adjustments to the Ordinary Share Warrants

Under Section 305 of the Code, an adjustment to the number of Ordinary Shares that will be issued on the exercise of the ordinary share warrants, or an adjustment to the exercise price of the ordinary share warrants, may be treated as a constructive distribution to a U.S. Holder of the warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in the “earnings and profits” or our assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to the shareholders). Adjustments to the exercise price of the warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the warrants generally should not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property.

51

U.S. Federal Income Tax Consequences of the Acquisition, Ownership, and Disposition of Ordinary Shares, Pre-Funded Warrants, Warrant Shares and Pre-Funded Warrant Shares

The following discussion is subject in its entirety to the rules described below under the heading “Passive Foreign Investment Company Considerations.”

Cash Dividends and Other Distributions

As described in the section entitled “Dividend Policy” above, we currently intend to retain any future earnings to fund business development and growth, and we do not expect to pay any dividends in the foreseeable future. However, to the extent there are any distributions (including constructive distributions) made with respect to an Ordinary Share, pre-funded warrant, Warrant Share or Pre-Funded Warrant Share, a U.S. Holder generally will be required to include the amount of such distribution in gross income as dividend income to the extent of our current and accumulated earnings and profits (computed using U.S. federal income tax principles). A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if we are a PFIC for the tax year of such distribution or the preceding tax year. To the extent that a distribution exceeds our current and accumulated “earnings and profits,” such distribution will be treated first as a non-taxable return of capital to the extent of the holder’s adjusted tax basis in such securities and, thereafter, as gain from the sale or exchange of such securities (see “Sale or Disposition” below). There can be no assurance that we will maintain calculations of our earnings and profits in accordance with U.S. federal income tax accounting principles. U.S. Holders should therefore assume that any distribution with respect to the securities will constitute ordinary dividend income. Dividends paid on such securities generally will not be eligible for the dividends received deduction generally allowed to U.S. corporations.

Sale or Disposition

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize gain or loss on the taxable sale or exchange of its Ordinary Shares, pre-funded warrants, Warrant Shares or Pre-Funded Warrant Shares in an amount equal to the difference between the U.S. dollar amount realized on such sale or exchange (determined in the case of securities sold or exchanged for currencies other than U.S. dollars by reference to the spot exchange rate in effect on the date of the sale or exchange or, if the securities sold or exchanged are traded on an established securities market and the U.S. Holder is a cash basis taxpayer or an electing accrual basis taxpayer, the spot exchange rate in effect on the settlement date) and the U.S. Holder’s adjusted tax basis in the securities sold or otherwise disposed of determined in U.S. dollars.

Assuming we are not a PFIC and have not been treated as a PFIC during your holding period for our securities, such gain or loss will be capital gain or loss and will be long-term gain or loss if the applicable securities have been held for more than one year. Under current law, long-term capital gains of non-corporate U.S. Holders generally are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Capital gain or loss, if any, recognized by a U.S. Holder generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes. U.S. Holders are encouraged to consult their own tax advisors regarding the availability of the U.S. foreign tax credit in their particular circumstances.

Certain Reporting Requirements

Certain U.S. Holders are required to file information returns with the IRS, including IRS Form 926, Return by a U.S. Transferor of Property to a Foreign Corporation, reporting transfers of cash (in excess of $100,000) or other property to our company and information relating to the U.S. Holder and our company. Substantial penalties may be imposed upon a U.S. Holder that fails to comply.

Certain individual U.S. Holders (and, under applicable Treasury Regulations, certain entities) may be required to report to the IRS (on Form 8938) information with respect to their investments in our Ordinary Shares not held through an account with a U.S. financial institution. U.S. Holders who fail to report required information could become subject to substantial penalties.

U.S. Holders are encouraged to consult with their own tax advisors regarding foreign financial asset reporting requirements with respect to their investment in our Ordinary Shares.

52

Backup Withholding Tax and Information Reporting Requirements

Under certain circumstances, U.S. backup withholding tax and/or information reporting may apply to U.S. Holders with respect to dividend payments made on or the payment of proceeds from the sale, exchange or other disposition of the Ordinary Shares, unless an applicable exemption is satisfied. U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder timely furnishes required information to the IRS.

Passive Foreign Investment Company Considerations

Status as a PFIC

The rules governing PFICs can have adverse tax effects on U.S. Holders. We generally will be classified as a PFIC for U.S. federal income tax purposes if, for any taxable year, either:

(1) 75% or more of our gross income consists of certain types of passive income, or (2) the average value (determined on a quarterly basis), of our assets that produce, or are held for the production of, passive income is 50% or more of the value of all of our assets.

For purposes of the PFIC provisions, “gross income” generally means sales revenues less cost of goods sold, plus income from investments and from incidental or outside operations or sources. Passive income generally includes dividends, interest, rents and royalties (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a non-U.S. corporation owns at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income.

Additionally, if we are classified as a PFIC in any taxable year with respect to which a U.S. Holder owns securities, we generally will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding taxable years, regardless of whether we continue to meet the tests described above, unless the U.S. Holder makes the “deemed sale election” described below.

We do not believe that we are currently a PFIC, and we do not anticipate becoming a PFIC in the foreseeable future. Notwithstanding the foregoing, the determination of whether we are a PFIC is made annually and depends on the particular facts and circumstances (such as the valuation of our assets, including goodwill and other intangible assets) and also may be affected by the application of the PFIC rules, which are subject to differing interpretations. The fair market value of our assets is expected to depend, in part, upon (a) the market price of our Ordinary Shares, which is likely to fluctuate, and (b) the composition of our income and assets, which will be affected by how, and how quickly, we spend any cash that is raised in any financing transaction, including this offering. In light of the foregoing, no assurance can be provided that we are not currently a PFIC or that we will not become a PFIC in any future taxable year. Prospective investors should consult their own tax advisors regarding our potential PFIC status.

Under proposed Treasury Regulations, if we are a PFIC for any taxable year during which a U.S. Holder holds ordinary share warrants, such warrant is considered to be PFIC stock subject to the PFIC default rules described below. Under the rules described below, the holding period for the Warrant Shares will begin on the date a U.S. Holder acquires the related warrant. This will impact the availability of the QEF election and mark-to-market election with respect to the Warrant Shares. Thus, a U.S. Holder will have to account for the Warrant Shares, Ordinary Shares and pre-funded warrants under the PFIC rules and the applicable elections differently. Each U.S. Holder should consult its own financial advisor, legal counsel, or accountant regarding the application of the PFIC rules to the ordinary share warrants and the ability to make a QEF election or mark-to-market election with respect to such warrants.

53

U.S. Federal Income Tax Treatment of a Shareholder of a PFIC

If we are classified as a PFIC for any taxable year during which a U.S. Holder owns securities, the U.S. Holder, absent certain elections (including the mark-to-market and QEF elections described below), generally will be subject to adverse rules (regardless of whether we continue to be classified as a PFIC) with respect to (i) any “excess distributions” (generally, any distributions received by the U.S. Holder on its securities in a taxable year that are greater than 125% of the average annual distributions received by the U.S. Holder in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for its securities) and (ii) any gain realized on the sale or other disposition, including a pledge, of its securities.

Under these adverse rules (a) the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period, (b) the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which we are classified as a PFIC will be taxed as ordinary income, (c) the amount allocated to each other taxable year during the U.S. Holder’s holding period in which we were classified as a PFIC (i) will be subject to tax at the highest rate of tax in effect for the applicable category of taxpayer for that year and (ii) will be subject to an interest charge at a statutory rate with respect to the resulting tax attributable to each such other taxable year, and (d) loss recognized on the disposition of the securities will not be deductible.

If we are classified as a PFIC, a U.S. Holder generally will be treated as owning a proportionate amount (by value) of stock or shares owned by us in any direct or indirect subsidiaries that are also PFICs and will be subject to similar adverse rules with respect to any distributions we receive from, and dispositions we make of, the stock or shares of such subsidiaries. You are urged to consult your tax advisors about the application of the PFIC rules to any of our subsidiaries.

If we are classified as a PFIC and then cease to be so classified, a U.S. Holder may make an election (a “deemed sale election”) to be treated for U.S. federal income tax purposes as having sold such U.S. Holder’s Ordinary Shares, pre-funded warrants, Warrant Shares or Pre-Funded Warrant Shares on the last day our taxable year during which we were a PFIC. A U.S. Holder that makes a deemed sale election with respect to such securities would then cease to be treated as owning stock in a PFIC by reason of ownership of our Ordinary Shares, pre-funded warrants, Warrant Shares or Pre-Funded Warrant Shares. However, gain recognized as a result of making the deemed sale election would be subject to the adverse rules described above and loss would not be recognized. No such election, however, may be made with respect to the ordinary share warrants.

PFIC “Mark-to-Market” Election

In certain circumstances, a U.S. Holder can avoid certain of the adverse rules described above by making a mark-to-market election with respect to its Ordinary Shares, Warrant Shares and Pre-Funded Warrant Shares, provided that such shares are “marketable.” The Ordinary Shares, Warrant Shares and Pre-Funded Warrant Shares generally will be marketable if they are “regularly traded” on certain U.S. stock exchanges or on a foreign stock exchange that meets certain conditions. For these purposes, the Ordinary Shares, Warrant Shares and Pre-Funded Warrant Shares will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. Our Ordinary Shares (which includes Warrant Shares and Pre-Funded Warrant Shares) are listed on the Nasdaq, which is a qualified exchange for these purposes. Consequently, if our Ordinary Shares, Warrant Shares and Pre-Funded Warrant Shares remain listed on the Nasdaq and are regularly traded, and you are a holder of Ordinary Shares, Warrant Shares and Pre-Funded Warrant Shares, we expect the mark-to-market election would be available to you if we are a PFIC. There can be no assurance that the shares will be “regularly traded” in subsequent calendar quarters. You should consult your own tax advisor as to the whether a mark-to-market election is available or advisable with respect to the Ordinary Shares, Warrant Shares and Pre-Funded Warrant Shares. A mark-to-market election will likely not be available with respect to the ordinary share warrants and may not be available with respect to the pre-funded warrants.

Any mark-to-market election made by a U.S. Holder for the Ordinary Shares or pre-funded warrants will also apply to such U.S. Holder’s Warrant Shares and Pre-Funded Warrant Shares. As a result, if a mark-to-market election has been made by a U.S. Holder with respect to its Ordinary Shares, any Warrant Shares received will automatically be marked-to-market in the year of exercise. Because, under the proposed Treasury Regulations, a U.S. Holder’s holding period for Warrant Shares includes the period during which such U.S. Holder held the warrants, a U.S. Holder will be treated as making a mark-to-market Election with respect to its Warrant Shares after the beginning of such U.S. Holder’s holding period for the Warrant Shares unless the Warrant Shares are acquired in the same tax year as the year in which the U.S. Holder acquired its securities. Consequently, the default PFIC rules described above generally will apply to the mark-to-market gain realized in the tax year in which Warrant Shares are received. However, the general mark-to-market rules will apply to subsequent tax years.

54

A U.S. Holder that makes a mark-to-market election must include in gross income, as ordinary income, for each taxable year that we are a PFIC an amount equal to the excess, if any, of the fair market value of the U.S. Holder’s Ordinary Shares, pre-funded warrants, and any Warrant Shares or Pre-Funded Warrant Shares at the close of the taxable year over the U.S. Holder’s adjusted tax basis in such securities. An electing U.S. Holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted tax basis in its Ordinary Shares, pre-funded warrants and any Warrant Shares or Pre-Funded Warrant Shares over the fair market value of such securities at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains previously included in income. A U.S. Holder that makes a mark-to-market election generally will adjust such U.S. Holder’s tax basis in its Ordinary Shares, pre-funded warrants and any Warrant Shares or Pre-Funded Warrant Shares to reflect the amount included in gross income or allowed as a deduction because of such mark-to-market election. Gains from an actual sale or other disposition of such securities in a year in which we are a PFIC will be treated as ordinary income, and any losses incurred on a sale or other disposition of such securities will be treated as ordinary losses to the extent of any net mark-to-market gains previously included in income.

If we are classified as a PFIC for any taxable year in which a U.S. Holder owns securities but before a mark-to-market election is made, the adverse PFIC rules described above will apply to any mark-to-market gain recognized in the year the election is made. Otherwise, a mark-to-market election will be effective for the taxable year for which the election is made and all subsequent taxable years. The election cannot be revoked without the consent of the IRS, unless the securities cease to be marketable, in which case the election is automatically terminated.

A U.S. Holder makes a mark-to-market election by attaching a completed IRS Form 8621 to a timely filed U.S. federal income tax return. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a mark-to-market election.

A mark-to-market election is not permitted for the shares of any of our subsidiaries that are also classified as PFICs. Prospective investors should consult their own tax advisors regarding the availability of, and the procedure for making, a mark-to-market election.

PFIC “QEF” Election

In some cases, a shareholder of a PFIC can avoid the interest charge and the other adverse PFIC consequences described above by obtaining certain information from such PFIC and by making a QEF election to be taxed currently on its share of the PFIC’s undistributed income. We do not, however, expect to provide the information regarding our income that would be necessary in order for a U.S. Holder to make a QEF election with respect to securities if we are classified as a PFIC.

PFIC Information Reporting Requirements

If we are a PFIC in any year, a U.S. Holder of securities in such year will be required to file an annual information return on IRS Form 8621 regarding distributions received on such securities and any gain realized on disposition of such securities. In addition, if we are a PFIC, a U.S. Holder generally will be required to file an annual information return with the IRS (also on IRS Form 8621, which PFIC shareholders are required to file with their U.S. federal income tax or information return) relating to their ownership of securities. This new filing requirement is in addition to the pre-existing reporting requirements described above that apply to a U.S. Holder’s interest in a PFIC (which this requirement does not affect).

NO ASSURANCE CAN BE GIVEN THAT WE ARE NOT CURRENTLY A PFIC OR THAT WE WILL NOT BECOME A PFIC IN THE FUTURE. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE OPERATION OF THE PFIC RULES AND RELATED REPORTING REQUIREMENTS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE ADVISABILITY OF MAKING ANY ELECTION THAT MAY BE AVAILABLE.

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the Ordinary Shares. The discussion is a general summary of the present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our company levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not a party to any double tax treaties that are applicable to any payments made to us or by the Company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (as revised) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO PROSPECTIVE PURCHASERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF ORDINARY SHARES. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

55

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement, dated March 24, 2024 (the “Engagement Agreement”), by and between us and the Placement Agent, we have engaged the Placement Agent to act as our exclusive placement agent to solicit offers to purchase the Securities offered by this prospectus. The Placement Agent is not purchasing or selling any the Securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of the Securities, other than to use its “reasonable best efforts” to arrange for the sale of the Securities by us. Therefore, we may not sell all of the Securities being offered. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The Placement Agent will have no authority to bind us. This is a reasonable best-efforts offering and there is no minimum offering amount required as a condition to the closing of this offering. The Placement Agent may retain sub-agents and selected dealers in connection with this offering.

Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce the following covenants uniquely available to them under the securities purchase agreement: (i) a covenant to not enter into variable rate financings for a period of one year following the closing of the offering, subject to certain exceptions, and (ii) a covenant to not enter into any equity financings for         days from closing of the offering, subject to certain exceptions.

The nature of the representations, warranties and covenants in the securities purchase agreements shall include:

●	standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

●	covenants regarding matters such as registration of warrant shares, no integration with other offerings, filing of a 6-K to disclose entering into these securities purchase agreements, no shareholder rights plans, no material nonpublic information, use of proceeds, indemnification of purchasers, reservation and listing of Ordinary Shares, and no subsequent equity sales for days.

Delivery of the Ordinary Shares, the pre-funded warrants and the ordinary share warrants offered hereby is expected to occur on or about [  ], 2024, subject to satisfaction of certain customary closing conditions.

Fees and Expenses

We have agreed to pay the Placement Agent an aggregate cash fee equal to                  % of the aggregate gross proceeds received in the offering. We will pay the Placement Agent (i) $                  for each offering in which the aggregate gross proceeds is less than $                  or (ii) $                  for each offering in which the aggregate gross proceeds raised is greater than or equal to $                  for fees and expenses of its legal counsel and other out-of-pocket expenses, and clearing expenses in an amount up to $                  in connection with this offering.

We estimate the total expenses of this offering paid or payable by us, exclusive of the placement agent fees and expenses described above, will be approximately $[  ]. After deducting the placement agent fees and our estimated expenses in connection with this offering, we expect the net proceeds from this offering will be approximately $[●].

56

The following table shows the per Ordinary Share and accompanying ordinary share warrant and per pre-funded warrant and accompanying ordinary share warrant and total placement agent fees in connection with the sale of the Securities in this offering.

	Per Ordinary Share and Accompanying Ordinary Share Warrant	Per Pre-Funded Warrant and Accompanying Ordinary Share Warrant	Total
Public offering price	$	$	$
Placement Agent fees	$	$	$
Proceeds before expenses to us	$	$	$

Placement Agent Warrants

In addition, we have agreed to issue to the Placement Agent or its designees the Placement Agent Warrants to purchase up to                      % of the aggregate number of Ordinary Shares placed in this offering (including shares underlying any pre-funded warrants), at an exercise price equal to      % of the combined public offering price per Ordinary Share and accompanying ordinary share warrant to be sold in this offering. The Placement Agent Warrants will be exercisable 180 days after issuance and will expire five years from the commencement of sales under this offering.

If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of warrant shares by the holders of the Placement Agent Warrants, then the Placement Agent Warrants may be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the holders shall be entitled to receive a number of warrant shares as calculated in the Placement Agent Warrants.

The Placement Agent Warrants provide for customary anti-dilution provisions (for share dividends, splits and recapitalizations and the like) consistent with FINRA Rule 5110.

The Placement Agent Warrants and the shares underlying such warrants are registered on the registration statement of which this prospectus is a part. Pursuant to FINRA Rule 5110(e), the Placement Agent Warrants and any shares issuable thereunder shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of reorganization of the issuer; (ii) to any FINRA member firm participating in the offering and the officers, partners, registered persons or affiliates thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period; (vi) if we meet the registration requirements of Forms S-3, F-3 or F-10; or (vii) back to us in a transaction exempt from registration under the Securities Act.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the Engagement Agreement. We have also agreed to contribute to payments the Placement Agent may be required to make in respect of such liabilities.

In addition, we will indemnify the purchasers of securities in this offering against liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by us in the securities purchase agreement or related documents or (ii) any action instituted against a purchaser by a third party (other than a third party who is affiliated with such purchaser) with respect to the securities purchase agreement or related documents and the transactions contemplated thereby, subject to certain exceptions.

Lock-up Agreements

Each of our officers and directors have entered into a lock-up agreements with the Placement Agent for a period of        days following the date of closing of this offering. This means that, during the applicable lock-up period, such persons may not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible, exchangeable or exercisable into Ordinary Shares, subject to customary exceptions. The Placement Agent may waive the terms of these lock-up agreements in its sole discretion and without notice.

57

We have agreed that, except for certain exempt issuances described in the securities purchase agreement, for a period of        days following the closing of this offering, we will not (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares or Ordinary Share equivalents, or (ii) file any registration statement or any amendment or supplement thereto, other than the prospectus or filing a registration statement on Form S-8 in connection with any employee benefit plan.

In addition, we have agreed, subject to certain exceptions, that for a period of               following the closing of this offering, we will not enter into a variable rate transaction.

Right of First Refusal

We have granted the Placement Agent a right of first refusal, subject to an exception, for a period of 12 months following the consummation of the offering, to act as exclusive financial advisor, sole book-running manager, sole underwriter, sole placement agent or sole agent for each and every future debt financing or refinancing and public or private equity offering or acquisition or disposition by us or any of our successors or subsidiaries when we seek a financial advisor, book-running manager, underwriter or placement agent. Notwithstanding anything to the contrary contained in this paragraph, in accordance with FINRA Rule 5110(g)(6)(A)(i), any such right of first refusal described in this paragraph shall not have a duration of more than three years from the commencement of sales of the first Offering or the termination date of the term of the Engagement Agreement.

Tail

In the event that any investors that were contacted by the Placement Agent or were introduced to us by the Placement Agent during the term of our Engagement Agreement provide any capital to us in a public or private offering or other financing or capital-raising transaction of any kind (each, a “Tail Financing”) within 12 month period following the expiration or termination of the Engagement Agreement, we shall pay the Placement Agent the cash and warrant compensation provided above on the gross proceeds raised in such Tail Financing from such investors.

Other Relationships

From time to time, the Placement Agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the Placement Agent for any further services.

Regulation M Compliance

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Trading Market

Our Ordinary Shares are listed on Nasdaq under the symbol “FTEL.” There is no established public trading market for the ordinary share warrants and pre-funded warrants to be sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the ordinary share warrants or pre-funded warrants on any national securities exchange.

Transfer Agent and Registrar

A register of holders of the Ordinary Shares is maintained by Vstock Transfer, LLC.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the Placement Agent, or by its affiliates. Other than this prospectus in electronic format, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Placement Agent in its capacity as a Placement Agent, and should not be relied upon by investors.

58

LEGAL MATTERS

The validity of the Ordinary Shares offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier, our counsel as to Cayman Islands law. Certain other legal matters of U.S. federal securities in connection with this offering will be passed upon for us by The Crone Law Group, P.C. The Placement Agent is being represented by [       ]. Legal matters as to Australian law will be passed upon for us by Strauss & Partners Law.

EXPERTS

The financial statements as of and for the years ended June 30, 2023 and 2022, incorporated by reference into this prospectus, have been so included in reliance on the report of Accell Audit and Compliance, P.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The offices of Accell Audit and Compliance, P.A. are located at 3001 N. Rocky Point Dr. East, Suite 200, Tampa, Florida 33607.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F, with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

This prospectus supplement and reports and other information are filed by us with, or furnished to, the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file or furnish annual and reports of foreign private issuer and other information with the SEC. These filings and other submissions contain important information that does not appear in this prospectus. The SEC allows us to “incorporate by reference” information in this prospectus, which means that we can disclose important information to you by referring you to other documents that we have filed or furnished with or to the SEC and such information incorporated by reference is then considered to be part of this prospectus. However, statements contained this prospectus or in documents that we file with or furnish to the Commission and that are incorporated by reference into this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed or furnished documents or reports that have been incorporated by reference into this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We incorporate by reference in this prospectus the documents listed below and all amendments or supplements to such documents that we may file or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act:

●	Our annual report on Form 20-F for the fiscal year ended June 30, 2023, filed with the SEC on October 10, 2023;

●	The description of our Ordinary Shares contained in Form 8-A, filed with the SEC on August 7, 2023, as amended by Exhibit 2.2 to our 2023 annual report; and

●	Our Reports of Foreign Private Issuer on Form 6-K filed with the SEC on October 30, 2023, January 18, 2024, January 22, 2024, and March 5, 2024 and furnished with the SEC on December 18, 2023 and January 9, 2024.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to our headquarters, which are currently located at 23-25 Mangrove Lane, Taren Point, NSW 2229, Australia, Attn: Jamarson Kong, telephone number: +612 95245266. Copies of these filings and submissions may also be accessed at our website, https://fitellcorp.com/. Information contained in our website is not part of this prospectus.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses expected to be incurred in connection with the offer and sale of the securities being offered hereby. With the exception of the SEC registration fee and the Financial Industry Regulatory Authority (“FINRA”) filing fee, all amounts are estimates. We will bear all expenses as shown below:

SEC registration fee		$6,162.30
FINRA filing fee		$6,762.50
Transfer agent fees and expenses	$	*
Printer fees and expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

* To be filed by amendment.

59

Up to ___ Ordinary Shares

Pre-Funded Warrants to Purchase up to ___ Ordinary Shares

Ordinary Share Warrants to Purchase up to ___Ordinary Shares

Placement Agent Warrants to Purchase up to ___Ordinary Shares

Ordinary Shares Underlying the Pre-Funded Warrants, the Ordinary Share Warrants and the

Placement Agent Warrants

FITELL CORPORATION

The date of this prospectus is ___________, 2024.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Our Articles provide that the Company shall indemnify each existing or former director (including alternate director), secretary and other officer of the Company (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of the Company’s business or affairs or in the execution or discharge of the existing or former director’s (including alternate director’s), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)	all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning the Company or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

According to our Memorandum of Association and Articles, no such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

Item 7. Recent Sales of Unregistered Securities

Upon our reorganization, on May 4, 2022, the Company issued 280,000 Ordinary Shares each to L&H Investment Management Limited, a company incorporated under the laws of the British Virgin Islands, and PRMD Investment Consultation Company Limited, a company incorporated under the laws of the British Virgin Islands, representing issuances to our co-founders for no monetary consideration. In addition, one (1) Ordinary Share was transferred back to SKMA from the registered office service provider in the setup of the Company. In November 2022, the Company issued an aggregate of 1,120,000 Ordinary Shares to several advisors. Each such issuance to advisors was for consultancy services related to our business and operations as consideration.

As of May 5, 2022, we entered into a Share Exchange Agreement (“Share Exchange Agreement”) with KMAS, which holds all of the issued and outstanding shares of GD, and SKMA Capital and Investment Ltd, a company incorporated under the laws of the British Virgin Islands (“SKMA”), which holds all of the issued and outstanding shares of KMAS, pursuant to which the Company shall acquire all of the shares in the KMAS from SKMA in exchange for the Company issuing 6,439,999 Ordinary Shares to SKMA in accordance with the terms of the Share Exchange Agreement. Jieting Zhao, our director, holds all of the issued and outstanding shares of SKMA.

II-1

Private Placement of Note and Warrant

On January 15, 2024, Fitell Corporation, a Cayman Islands exempted company with limited liability (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Flying Height Consulting Services Limited (the “Investor”). Pursuant to the Purchase Agreement, the Company issued to the Investor a three-year 8% senior unsecured convertible promissory note in the principal amount of $3,600,000, with an 8% original issue discount (the “Note”) and, as additional consideration for the purchase of the Note, a stock purchase warrant to purchase 5,645,455 Ordinary Shares (the “Warrant”), for the funding amount of $3,312,000. The proceeds from the sale of the Note and Warrant shall be used by the Company for general working capital.

Pursuant to the Note, the Investor may convert all or any part of the remaining outstanding principal amount of the Note and unpaid interest on the date of conversion (the “Conversion Amount”) into fully paid and non-assessable ordinary shares, par value $0.0001 per share of the Company (the “Ordinary Shares”) at any time after the issuance of the Note until the later of (i) January 15, 2027, the maturity date of the Note and (ii) the date of payment upon any event of default. The conversion price of the Note is equal to the lowest closing price for the Company’s Ordinary Shares as reported on The Nasdaq Capital Market during the five (5) trading days immediately preceding the date of conversion, provided, however, that the Conversion Price shall not be lower than $0.80 per share (the “Floor Price”). The Conversion Price and the Floor Price are subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalization, reclassifications, extraordinary distributions and similar events. In addition to voluntary conversion rights of the Investor, the Company will have the right, but not the obligation, at any time after six months following the date of the issuance of the Note, to require the Investor to convert the outstanding principal amount of the Note and unpaid interest into Ordinary Shares if the closing price per share of Ordinary Shares exceeds $10.00 per share as reported on The Nasdaq Capital Market.

The Warrant entitles the Investor to purchase up to 5,645,455 Ordinary Shares of the Company, commencing on January 15, 2024, the date of the issuance of the Warrant, and ending on the date that is sixty (60) months from the date of the issuance of the Warrant (the “Exercise Period”) at an exercise price of $1.056 per share, subject to customary adjustments. The Warrant includes a cashless exercise option.

The issuances of the Note and Warrant were, and, upon conversion of the Note and exercise of the Warrant to Ordinary Shares, will be, exempt from registration requirements in reliance upon Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506(b) of Regulation D (“Regulation D”) and/or Regulation S, as promulgated by the Securities and Exchange Commission (the “SEC”) thereunder. At the time of their issuance, the Note and the Warrant were deemed to be restricted securities for purposes of the Act and will bear restrictive legends to that effect.

Item 8. Exhibits and Financial Statement Schedules

Exhibits and Financial Statement Schedules

(a) Exhibits

See Exhibit Index beginning on page II-5 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Financial Statements or the Notes thereto.

II-2

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

II-3

(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) To file a post-effective amendment to the registration statement to include any financial statements required by item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(7) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

II-4

EXHIBIT INDEX

Exhibit No.	Description
2.1	Share Exchange Agreement, dated as of May 5, 2022, by and among Fitell Corporation, KMAS Capital and Investment Pty Ltd, and SKMA Capital and Investment Ltd. (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form F-1 filed with the SEC on July 26, 2023).
3.1	Amended and Restated Memorandum & Articles of Association (incorporated by reference to Exhibit 99.1 to the Company’s Report on Form 6-K filed with the SEC on January 9, 2024).
3.2	Certificate of Registration of See Trading Co. Pty Ltd (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form F-1 filed with the SEC on July 26, 2023).
3.3	Certificate of Registration of See Trading Co. Pty Ltd (name change to GD Wellness Pty Ltd) (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form F-1 filed with the SEC on July 26, 2023).
3.4	Certificate of Registration of KMAS Capital and Investment Pty Ltd (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form F-1 filed with the SEC on July 26, 2023).
4.1	Specimen Certificate for Ordinary Shares (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form F-1 filed with the SEC on July 26, 2023).
4.2	Senior Unsecured Convertible Promissory Note dated January 15, 2024, in the principal amount of $3,600,000 issued by the Company to Flying Height Consulting Services Limited (incorporated by reference to Exhibit 4.1 to the Company’s Report on Form 6-K filed with the SEC on January 18, 2024).
4.3***	Form of Placement Agent Warrant.
4.4***	Form of Ordinary Share Warrant.
4.5***	Form of Pre-Funded Warrant.
5.1***	Opinion of Ogier regarding the validity of the Ordinary Shares being registered.
5.2***	Opinion of The Crone Law Group, P.C.
10.1	Unsecured Loan Agreement, dated as of March 10, 2020, by and between GD Wellness Pty Ltd and Ansa Group Limited (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form F-1 filed with the SEC on July 26, 2023).
10.2	Form of Indemnification Agreement between the registrant and its officers and directors (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form F-1 filed with the SEC on July 26, 2023).
10.3	Form of Director Agreement between the registrant and its directors (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form F-1 filed with the SEC on July 26, 2023).
10.4	Form of Independent Director Agreement between the registrant and its independent directors (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form F-1 filed with the SEC on July 26, 2023).
10.5	Form of Employment Agreement between the registrant and its officers (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form F-1 filed with the SEC on July 26, 2023).
10.6	Lease Agreement (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form F-1 filed with the SEC on October 7, 2022).
10.7	Licence Agreement, dated as of November 9, 2021, by and between GD Wellness Pty Ltd and Js & Je Company Limited (incorporated by reference to Exhibit 10.8 to the Company’s Registration Statement on Form F-1 filed with the SEC on October 7, 2022).
10.8	Securities Purchase Agreement dated January 15, 2024, by and between the Company and Flying Height Consulting Services Limited (incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 6-K filed with the SEC on January 18, 2024).
10.9	Warrant dated January 15, 2024, issued by the Company to Flying Height Consulting Services Limited (incorporated by reference to Exhibit 10.2 to the Company’s Report on Form 6-K filed with the SEC on January 18, 2024).
10.10***	Form of Securities Purchase Agreement
21.1	List of subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Company’s Registration Statement on Form F-1 filed with the SEC on October 7, 2022).
23.1*	Consent of Accell Audit and Compliance, P.A.
23.2***	Consent of Ogier (included in Exhibit 5.1).
23.3***	Consent of The Crone Law Group, P.C. (included in Exhibit 5.2)
24.1**	Power of Attorney.
99.1	Code of Business Conduct and Ethics of the registrant (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form F-1 filed with the SEC on October 7, 2022).
99.2	Audit Committee Charter (incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form F-1 filed with the SEC on July 26, 2023).
99.3	Nominating Committee Charter (incorporated by reference to Exhibit 99.3 to the Company’s Registration Statement on Form F-1 filed with the SEC on July 26, 2023).
99.4	Compensation Committee Charter (incorporated by reference to Exhibit 99.4 to the Company’s Registration Statement on Form F-1 filed with the SEC on July 26, 2023).
104*	Cover Page Interactive Date File (embedded within the Inline XBRL document).
107*	Filing Fee Table.

* Filed herewith.

** Previously filed.

*** To be filed by amendment.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Taren Point, New South Wales, Australia, April 2, 2024.

Fitell Corporation

By:	/s/ Yinying Lu
Name:	Yinying Lu
Title:	Chief Executive Officer and Director

By:	/s/ Jamarson Kong
Name:	Jamarson Kong
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Yinying Lu	Chief Executive Officer and Director	April 2, 2024
Yinying Lu	(principal executive officer)

/s/ Jamarson Kong	Chief Financial Officer (principal financial and accounting officer)	April 2, 2024
Jamarson Kong

*	Director	April 2, 2024
Jieting Zhao

*	Director	April 2, 2024
Lawrence W. Leighton

*	Director	April 2, 2024
Jun Wu

*	Director	April 2, 2024
Daniel J. Ross

*By:	/s/ Yinying Lu
Yinying Lu
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, New York on April 2, 2024.

Authorized U.S. Representative

By:	/s/ Maggie Zhang
Name:	Maggie Zhang

II-6